As filed with the Securities and Exchange Commission on December 4, 2009

Registration No. 333-162033

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Teucrium Commodity Trust
(Registrant)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

61-1604335
(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC
232 Hidden Lake Road
Building A
Brattleboro, Vermont 05301
Phone: (802) 257-1617
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sal Gilbertie
President
Teucrium Trading, LLC
232 Hidden Lake Road
Building A
Brattleboro, Vermont 05301
Phone: (802) 257-1617
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
W. Thomas Conner, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, DC 20004

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee**
Common units of Teucrium Corn Fund, a series of the Registrant	30,000,000	$25.00	$750,000,000	$41,850

*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.
**	Reflects prior payment of registration fee of $139.50 for 100,000 shares pursuant to the initial filing of the registration statement on September 21, 2009.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and the Sponsor and the Trust are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion

Teucrium Corn Fund
30,000,000 Shares

Teucrium Corn Fund (the “Fund”) is a commodity pool that is a series of Teucrium Commodity Trust (“Trust”), a Delaware statutory trust.  The Fund will issue common units representing fractional undivided beneficial interests in such Fund, called “Shares.”  The Fund intends to continuously offer creation baskets consisting of 100,000 Shares to “Authorized Purchasers” (as defined below) through ALPS Distributors, Inc., which is the marketing agent for Shares of the Fund (the “Marketing Agent”).  Authorized Purchasers, in turn, may offer to the public Shares of any baskets they create.  Kellogg Capital Group, LLC is expected to be the initial Authorized Purchaser.  The Fund’s Shares are expected to trade on the secondary market on the NYSE Arca exchange (“NYSE Arca”) and may trade in the secondary market at prices that are lower or higher than their net asset value per Share.  Fund Shares will be listed on the NYSE Arca under the symbol “CORN.”

The investment objective of the Fund is to have the daily changes in percentage terms of the Fund’s net asset value per Share reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three corn futures contracts – specifically, (1) the second-to-expire corn futures contract traded on the Chicago Board of Trade (“CBOT”), weighted 35%, (2) the third-to-expire CBOT corn futures contract, weighted 30%, and (3) the CBOT corn futures contract expiring in the December following the expiration month of third-to-expire contract, weighted 35%, less the Fund’s expenses.  The Fund’s sponsor is Teucrium Trading, LLC (the “Sponsor”), a Delaware limited liability company that is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) and a member of the National Futures Association (“NFA”).  The Sponsor makes investment decisions for the Fund and otherwise controls its operations.

This is a best efforts offering; the Marketing Agent is not required to sell any specific number or dollar amount of Shares, but will use its best efforts to sell Shares.  An Authorized Purchaser is under no obligation to purchase Shares.  This is intended to be a continuous offering that will terminate when all of the registered Shares have been sold, which is expected to be within two years of the date of this prospectus.  However, the Sponsor expects to cause the Trust to file one or more additional registration statements as necessary to permit additional Shares to be offered on an uninterrupted basis.  This offering may be suspended or terminated at any time for certain reasons specified in this prospectus.  See “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

Investing in the Fund involves significant risks. See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page [x].  The Fund is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS COMMODITY POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per share	Per Basket
Price of the Shares*	$25.00	$2,500,000

* Based on closing net asset value on [date]. The price may vary based on net asset value in effect on a particular day.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE [x] AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE [x].

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE [x].

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.  THE SPONSOR HAS NOT PREVIOUSLY OPERATED ANY OTHER COMMODITY POOLS OR TRADED ANY OTHER ACCOUNTS.

TEUCRIUM CORN FUND

TABLE OF CONTENTS

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	iii
PROSPECTUS SUMMARY	1
Overview of the Fund	1
The Shares	5
The Fund’s Investments in Corn Interests	5
Principal Investment Risks of an Investment in the Fund	6
Principal Offices of the Fund and the Sponsor	8
Financial Condition of the Fund	9
Defined Terms	9
Breakeven Analysis	9
The Offering	10
WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?	15
Risks Associated With Investing Directly or Indirectly in Corn	15
The Fund’s Operating Risks	22
Risk of Leverage and Volatility	31
Over-the-Counter Contract Risk	32
Tax Risk	34
THE OFFERING	35
The Fund in General	35
The Sponsor	36
The Trustee	38
Operation of the Fund	39
Futures Contracts	43
Over-the-Counter Derivative	46
Benchmark Performance	47
The Corn Market	48
The Fund’s Investments in Treasury Securities, Cash and Cash Equivalents	49
Other Trading Policies of the Fund	49
The Service Providers	51
Fees to be Paid by the Fund	52
Form of Shares	52
Transfer of Shares	53
Inter-Series Limitation on Liability	53
Plan of Distribution	54
The Flow of Shares	56
Calculating NAV	56
Creation and Redemption of Shares	58
Secondary Market Transactions	62
Use of Proceeds	63
The Trust Agreement	68
The Sponsor Has Conflicts of Interest	72
Interests of Named Experts and Counsel	73

i

Provisions of Federal and State Securities Laws	74
Books and Records	74
Analysis of Critical Accounting Policies	74
Statements, Filings, and Reports to Shareholders	74
Fiscal Year	75
Governing Law; Consent to Delaware Jurisdiction	75
Legal Matters	75
Privacy Policy	76
U.S. Federal Income Tax Considerations	76
Investment By ERISA Accounts	89
INFORMATION YOU SHOULD KNOW	92
WHERE YOU CAN FIND MORE INFORMATION	92

Until [date] (25 days after the date of this prospectus), all dealers effecting transactions in the offered Shares, whether or not participating in this distribution, may be required to deliver a prospectus.  This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology.  All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements.  These statements are only predictions.  Actual events or results may differ materially.  These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.  Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments.  See “What Are the Risk Factors Involved with an Investment in the Fund?”  Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 15, before making an investment decision about the Shares.  In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document.  Both the primary disclosure document and the statement of additional information contain important information.

Overview of the Fund

Teucrium Corn Fund (the “Fund” or “Us” or “We”), is a commodity pool that will issue Shares that may be purchased and sold on the NYSE Arca.  The Fund is a series of the Teucrium Commodity Trust (“Trust”), a Delaware statutory trust organized on September 11, 2009.  Additional series of the Trust that will be separate commodity pools may be created in the future, but the Fund is currently the Trust’s only series.  The Trust and the Fund operate pursuant to the Trust’s Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”).  The Fund was formed and is managed and controlled by the Sponsor, Teucrium Trading, LLC. The Sponsor is a limited liability company formed in Delaware on July 28, 2009 that is registered as a commodity pool operator (“CPO”) with the CFTC and is a member of the NFA.  The Sponsor first intends to use this prospectus on or about _____, 2010, the date of this prospectus.

The investment objective of the Fund is to have the daily changes in percentage terms of the Shares’ net asset value (“NAV”) reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three futures contracts for corn (“Corn Futures Contracts”) that are traded on the Chicago Board of Trade (“CBOT”), specifically (1) the second-to-expire CBOT Corn Futures Contract, weighted 35%, (2) the third-to-expire CBOT Corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%, less the Fund’s expenses.  (This weighted average of the three referenced Corn Futures Contracts is referred to herein as the “Benchmark,” and the three Corn Futures Contracts that at any given time make up the Benchmark are referred to herein as the “Benchmark Component Futures Contracts.”)

The Fund seeks to achieve its investment objective primarily by investing in Corn Futures Contracts that are traded on the CBOT or on foreign exchanges and other corn-based contracts and instruments such as cash-settled options on Corn Futures Contracts and forward contracts, swaps and other over-the-counter transactions that are based on the price of corn and Corn Futures Contracts (collectively, “Other Corn Interests,” and together with Corn Futures Contracts, “Corn Interests”).  The Sponsor expects to manage the Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor is also authorized to select futures commission merchants to execute the Fund’s transactions in Corn Futures Contracts.

Corn Futures Contracts traded on the CBOT expire on a specified day in five different months:  March, May, July, September and December.  For example, in terms of the Benchmark, in June of a given year the next-to-expire or “spot month” Corn Futures Contract will expire in July of that year, and the Benchmark Component Futures Contracts will be the contracts expiring in September of that year (the second-to-expire contract), December of that year (the third-to-expire contract), and December of the following year.  As another example, in November of a given year the Benchmark Component Futures Contracts will be the contracts expiring in March, May and December of the following year.

The Fund seeks to achieve its investment objective primarily by investing in Corn Futures Contracts and Other Corn Interests such that daily changes in the Fund’s NAV will be expected to closely track the changes in the Benchmark.  The Fund’s positions in Corn Interests will be changed or “rolled” on a regular basis in order to track the changing nature of the Benchmark.  For example, five times a year (on the date on which a Corn Futures Contract expires), the second-to-expire Corn Futures Contract will become the next-to-expire Corn Futures Contract and will no longer be a Benchmark Component Futures Contract, and the Fund’s investments will have to be changed accordingly.  In order that the Fund’s trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Fund’s investments typically will not be rolled entirely on that day, but rather will typically be rolled over a period of several days.

Other Corn Interests that do not have standardized terms and are not exchange-traded, referred to as “over-the-counter” Corn Interests, can generally be structured as the parties to the Corn Interest contract desire.  Therefore, the Fund could enter into multiple over-the-counter Corn Interests designed to exactly replicate the performance of each of the three Benchmark Component Futures Contracts, or a single over-the-counter Corn Interest designed to replicate the performance of the Benchmark as a whole.  Assuming that there is no default by a counterparty to such an over-the-counter Corn Interest, the performance of the Corn Interest will necessarily correlate exactly with the performance of the Benchmark or the applicable Benchmark Component Futures Contract.  The Fund might also for various reasons enter into or hold Corn Futures Contracts other than the Benchmark Component Futures Contracts and Other Corn Interests that would not be expected to precisely track the performance of the Benchmark, provided that such investments are not expected to cause material deviation between the Fund’s performance and that of the Benchmark as described below.  Such reasons could include to facilitate effective trading for the Fund, consistent with the discussion of the Fund’s “roll” strategy in the preceding paragraph.  There are no limits on the Fund’s ability to enter into Other Corn Interests.

The Fund invests in Corn Interests to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Corn Interests.  After fulfilling such margin and collateral requirements, the Fund will invest the remainder of its proceeds from the sale of baskets in short-term obligations of the United States government (“Treasury Securities”) or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).  Therefore, the focus of the Sponsor in managing the Fund is investing in Corn Interests and in Treasury Securities, cash and/or cash equivalents.  The Fund will earn interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Custodian.

The Sponsor endeavors to place the Fund’s trades in Corn Interests and otherwise manage the Fund’s investments so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days, i.e., any trading day as of which the Fund calculates its NAV, and

•	B is the average daily change in the Benchmark over the same period.

The Sponsor believes that market arbitrage opportunities will cause the Fund’s Share price on the NYSE Arca to closely track the Fund’s NAV per share.  The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s NAV and the Benchmark will be that the changes in the price of the Fund’s Shares on the NYSE Arca will closely track, in percentage terms, changes in the Benchmark, less the Fund’s expenses.

The Sponsor employs a “neutral” investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down.  The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the corn market in a cost-effective manner.  Such investors may include participants in the corn industry and other industries seeking to hedge the risk of losses in their corn-related transactions, as well as investors seeking exposure to the corn market.  Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the corn market and/or the risks involved in hedging may exist.  In addition, an investment in the Fund involves the risks that the changes in the price of the Fund’s Shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the price of corn on the spot market.  Furthermore, as noted above, the Fund also invests in short-term Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Corn Interests and to invest cash not required to be used as margin or collateral.  The Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in Treasury Securities/cash/cash equivalents and the changes in the price of corn or Corn Interests.  While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of corn, this correlation is not anticipated as part of the Fund’s efforts to meet its objective.  This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Fund’s NAV and changes in the price of corn.  The Sponsor does not intend to operate the Fund in a fashion such that its per share NAV will equal, in dollar terms, the spot price of a bushel or other unit of corn or the price of any particular Corn Futures Contract.

The Fund creates and redeems Shares only in blocks called Creation Baskets and Redemption Baskets, respectively.  Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets.  An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create.  Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the NAV per share.  Authorized Purchasers will then sell such Shares, which will be listed on the NYSE Arca, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Corn Futures Contracts market and the market for other Corn Interests.  The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.  Similarly, baskets are generally redeemed when the market price per share is at (or perceived to be at) a discount to the NAV per share.  Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per share, rather than in connection with the creation or redemption of baskets.

The Fund will commence making the investments described in this prospectus as quickly as practicable (no more than three business days) after the initial Creation Basket is sold.  All proceeds from the sale of subsequent Creation Baskets will also be invested as quickly as practicable in such investments.  The Fund’s cash and investments are held through the Fund’s custodian, [Custodian] (“Custodian”), in accounts with the Fund’s commodity futures brokers or in collateral accounts with respect to over-the-counter Corn Interests.  There is no stated maximum time period for the Fund’s operations and the Fund will continue until all Shares are redeemed or the Fund is liquidated pursuant to the terms of the Trust Agreement.

There is no specified limit on the maximum amount of Creation Baskets that can be sold. At some point, however, applicable position limits on Corn Futures Contracts or other Corn Interests may practically limit the number of Creation Baskets that will be sold if the Sponsor determines that the other investment alternatives available to the Fund at that time will not enable it to meet its stated investment objective.

Shares may also be purchased and sold by individuals and entities that are not Authorized Purchasers in smaller increments than Creation Baskets on the NYSE Arca.  However, these transactions are effected at bid and ask prices established by specialist firm(s).  Like any listed security, Shares of the Fund can be purchased and sold at any time a secondary market is open.

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders.  Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Corn Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: The Shares can be directly purchased from or redeemed by the Fund only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers.  Each Creation Basket and Redemption Basket consists of 100,000 Shares and therefore may require a commitment of several million dollars (e.g., 100,000 Shares times an initial Share price of $25.00 equals $2.5 million).  Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers.  Shares will be listed and traded on the NYSE Arca under the ticker symbol “CORN” and may be purchased and sold as individual Shares.  Individuals interested in purchasing Shares in the secondary market should contact their broker.  Shares purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, Shares are not redeemable securities. There is no guarantee that Shares will trade at prices that are near the per-Share NAV.

The Shares

The Shares are registered as securities under the Securities Act of 1933 (“1933 Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and do not provide dividend rights or conversion rights and there will not be sinking funds.  The Shares may only be redeemed when aggregated in Redemption Baskets as discussed under “Creation and Redemption of Shares” and holders of Fund shares (“Shareholders”) generally will not have voting rights as discussed below under “The Trust Agreement – Voting Rights” below.  Cumulative voting is neither permitted nor required and there are no preemptive rights.  The Trust Agreement provides that, upon liquidation of the Fund, its assets will be distributed pro rata to the Shareholders based upon the number of Shares held.  Each Shareholder will receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Shareholder to Shareholder, as the Sponsor in its sole discretion may decide.

The offering of Shares under this prospectus is a continuous offering under Rule 415 of the 1933 Act and will terminate when all of the registered Shares have been sold, which is expected to be within two years of the date of this prospectus.  However, the Sponsor expects to cause the Trust to file one or more additional registration statements as necessary to permit additional Shares to be offered on an uninterrupted basis.  This offering may be suspended or terminated at any time for certain specified reasons, including if and when suitable investments for the Fund are not available or practicable.  See “Creation and Redemption of Shares – Rejection of Purchase Orders” below.  As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 100,000 Shares. Under the plan of distribution, the Fund does not require a minimum purchase amount for investors who purchase Shares from Authorized Purchasers.  There are no arrangements to place funds in an escrow, trust, or similar account.

The Fund’s Investments in Corn Interests

A brief description of the principal types of Corn Interests in which the Fund may invest is set forth below.

•
A futures contract is an exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.

•	A forward contract is an over-the-counter bilateral contract for the purchase of sale of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.

•
A swap is an over-the-counter bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with one party’s payments determined by reference to a specified price for an underlying asset, and the other’s determined by reference to the current market price of that asset.

•
An option on a futures contract, forward contract or a commodity on the spot market gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or commodity, as applicable, at a specified price on or before a specified date.  Options on futures contracts, like the future contracts to which they relate, are standardized contracts traded on an exchange, while options on forward contracts and commodities generally are individually negotiated, over-the-counter, bilateral contracts.

Unlike exchange-traded contracts, over-the-counter contracts expose the Fund to the credit risk of the other party to the contract.  (As discussed below, exchange-traded contracts may expose the Fund to the risk of the clearing broker’s and/or the exchange clearing house(s)’ bankruptcy.)  The Sponsor does not currently intend to purchase and sell corn in the “spot market” for the Fund.  Spot market transactions are cash transactions in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement period.  In addition, the Sponsor does not currently intend that the Fund will enter into or hold spot month Corn Futures Contracts, except that spot month contracts that were formerly second-to-expire contracts may be held for a brief period until they can be disposed of in accordance with the Fund’s roll strategy.

A more detailed description of Corn Interests and other aspects of the corn and Corn Interest markets can be found later in this prospectus.

As noted, the Fund invests in Corn Futures Contracts, including those traded on the CBOT.  The Fund expressly disclaims any association with the CBOT or endorsement of the Fund by such exchange and acknowledges that “CBOT” and “Chicago Board of Trade” are registered trademarks of such exchange.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 15.

•
Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally will not distribute dividends to Shareholders.  You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

•
Investors may choose to use the Fund as a means of investing indirectly in corn, and there are risks involved in such investments.  The risks and hazards that are inherent in corn production may cause the price of corn to fluctuate widely.  Price movements for corn are influenced by, among other things:  weather conditions, crop failure, production decisions, governmental policies, changing demand, the corn harvest cycle, and various economic and monetary events.  Corn production is also subject to U.S. federal, state and local regulations that materially affect operations.

•
To the extent that investors use the Fund as a means of investing indirectly in corn, there is the risk that the changes in the price of the Fund’s Shares on the NYSE Arca will not closely track the changes in spot price of corn.  This could happen if the price of Shares traded on the NYSE Arca does not correlate closely with the Fund’s NAV; the changes in the Fund’s NAV do not correlate closely with changes in the Benchmark; or the changes in the Benchmark do not correlate closely with changes in the cash or spot price of corn.  This is a risk because if these correlations are not sufficiently close, then investors may not be able to use the Fund as a cost-effective way to invest indirectly in corn or as a hedge against the risk of loss in corn-related transactions.

•	The Sponsor has never operated a commodity pool.

•	The Fund has no operating history, so there is no performance history to serve as a basis for you to evaluate an investment in the Trust.

•
The price relationship between the near month Corn Futures Contract to expire and the Benchmark Component Futures Contracts will vary and may impact both the Fund’s total return over time and the degree to which such total return tracks the total return of corn price indices.  In cases in which the near month contract’s price is lower than later-expiring contracts’ prices (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in corn prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration.  In cases in which the near month contract’s price is higher than later-expiring contracts’ prices (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in corn prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration.

•
Investors, including those who directly participate in the corn market, may choose to use the Fund as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities.  While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.

•
The structure and operation of the Fund may involve conflicts of interest.  For example, a conflict may arise because the Sponsor and its principals and affiliates may trade for themselves.  In addition, the Sponsor has sole current authority to manage the investments and operations, and the interests of the Sponsor may conflict with the Shareholders’ best interests.

•	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

•	The Fund pays fees and expenses that are incurred regardless of whether it is profitable.

•
The Fund seeks to have the changes in its Shares’ NAV in percentage terms track changes in the Benchmark in percentage terms, rather than profit from speculative trading of Corn Interests.  The Sponsor therefore endeavors to manage the Fund so that the Fund’s assets are, unlike those of many other commodity pools, not leveraged (i.e., so that the aggregate value of the Fund’s unrealized losses from its investments in Corn Interests at any time will not exceed the value of the Fund’s assets).  There is no assurance that the Sponsor will successfully implement this investment strategy.  If the Sponsor permits the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.  These movements in price may be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.

•
The Fund may invest in Other Corn Interests.  To the extent that these Other Corn Interests are contracts individually negotiated between their parties, they may not be as liquid as Corn Futures Contracts and will expose the Fund to credit risk that its counterparty may not be able to satisfy its obligations to the Fund.

•
The Fund invests primarily in Corn Interests that are traded or sold in the United States.  However, a portion of the Fund’s trades may take place in markets and on exchanges outside the United States.  Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.  In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Fund to credit risk.  Trading in non-U.S. markets also leaves the Fund susceptible to fluctuations in the value of the local currency against the U.S. dollar.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Principal Offices of the Fund and the Sponsor

The principal office of the Trust and the Fund is located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.  The telephone number is (802) 257-1617.  The Sponsor’s principal office is also located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.

Financial Condition of the Fund

The Fund’s NAV is determined as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time on each day that the NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $25.00 initial investment in a single Share to equal the amount invested twelve months after the investment was made.  This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per Share		$25.00
Sponsor’s Fee (1.00%)(1)		$0.25
Creation Basket Fee(2)		$0.01
Estimated Brokerage Fees (0.06%)(3)		$0.02
Other Fund Fees and Expenses(4)	$	[x	]
Interest Income (0.07%)(5)		$0.02
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the Share	$	[x	]
Percentage of initial selling price per share		[x	]%

(1)         The Fund is obligated to pay the Sponsor a management fee at the annual rate of 1.00% of the Fund’s average daily net assets, payable monthly.

(2)         Authorized Purchasers are required to pay a Creation Basket fee of $1,000 for each order they place to create one or more baskets.  An order must be at least one basket, which is 100,000 Shares.  This breakeven analysis assumes a hypothetical investment in a single Share so the Creation Basket fee is $.01 (1,000/100,000).

(3)         The Fund determined this amount as follows.  Assuming that the price of a Shares is $25.00, the Fund would receive $2,500,000 upon the sale of a Creation Basket (100,000 Shares multiplied by $25.00).  Assuming that this entire amount is invested in Corn Futures Contracts and that there is no change in the settlement price of such contracts, the Fund would be required to purchase approximately 120 Corn Futures Contracts to support the Creation Basket ($2,500,000 divided by $20,838, the value of the March 2009 Corn Futures Contract as of November 18, 2009, which is used to approximate the price of the Benchmark Component Futures Contracts).  In order to reflect changes in the Benchmark Component Futures Contracts, the Fund would have to replace one-third (approximately 40) of the contracts it holds with new contracts five times per year.  Assuming further that futures commission merchants charge approximately $4.00 per Corn Futures Contract for each purchase or sale, the annual futures commission merchant charge would be approximately $1600.00 (80 total Corn Futures Contract transactions (40 purchases and 40 sales) multiplied by five times per year multiplied by $4.00).  As a percentage of the total investment of $2,500,000, this annual commission expense would be approximately 0.06%.

(4)         Other Fund Fees and expenses include SEC and the Financial Industry Regulatory Authority (“FINRA”) registration fees and legal, printing, accounting, custodial, administration, bookkeeping and transfer agency costs.  The per-share cost of these fixed or estimated fees has been calculated assuming that the Fund has $30 million in assets.

(5)         The Fund earns interest on funds it deposits with the futures commission merchant and the Custodian and it estimates that the interest rate will be 0.07% based on the current interest rate on three-month Treasury Bills as of November 10, 2009.  The actual rate may vary.

The Offering

Offering
The Fund will offer Creation Baskets consisting of 100,000 Shares through the Marketing Agent to Authorized Purchasers.  Authorized Purchasers may purchase Creation Baskets consisting of 100,000 Shares at the Fund’s NAV, which is expected to initially be $25.00.  The initial Authorized Purchaser intends to offer the Shares of the initial Creation Basket(s) publicly.  The initial Creation Basket is expected to be purchased by the initial Authorized Purchaser on the day the SEC declares the registration statement effective.  The Shares are expected to begin trading on the NYSE Arca on the day following the purchase of the initial Creation Basket(s) by the initial Authorized Purchaser.

Use of Proceeds
The Sponsor will apply substantially all of the Fund’s assets toward investing in Corn Interests, Treasury Securities, cash and/or cash equivalents.  The Sponsor will deposit a portion of the Fund’s net assets with the futures commission merchant, Newedge USA, LLC, or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Corn Interests.  The Fund will use only Treasury Securities, cash and/or cash equivalents to satisfy these requirements.  The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations.  The Sponsor believes that approximately 5% to 10% of the Fund’s assets will normally be committed as margin for Corn Futures Contracts and collateral for Other Corn Interests.  However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range.  The remaining portion of the Fund’s assets will be held in Treasury Securities, cash and/or cash equivalents by the Custodian.  All interest income earned on these investments is retained for the Fund’s benefit.

NYSE Arca Symbol	“CORN”

Creation and Redemption
Authorized Purchasers pay a $1,000 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets.  Authorized Purchasers are not required to sell any specific number or dollar amount of Shares.  The per share price of Shares offered in Creation Baskets on any day after the effective date of the registration statement relating to this prospectus is the total NAV of the Fund calculated as of the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.

Inter-Series Limitation on Liability
While the Fund is currently the sole series of the Trust, additional series may be created in the future.  The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series.  If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or Shares, the creditor or shareholder could recover only from that particular series and its assets.  Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets.  The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.

Registration Clearance and Settlement
Individual certificates will not be issued for the Shares.  Instead, Shares will be represented by one or more global certificates, which will be deposited by the Custodian with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  The global certificates evidence all of the Shares outstanding at any time.  Beneficial interests in Shares will be held through DTC’s book-entry system, which means that Shareholders are limited to:  (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares.  DTC Participants acting on behalf of investors holding Shares through such DTC Participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares will be credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Net Asset Value
The NAV will be calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities.  Under the Fund’s current operational procedures, the Administrator will calculate the NAV of the Fund’s Shares as of the earlier of 4:00 p.m. New York time or the close of the New York Stock Exchange each day.  NYSE Arca will calculate an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on the NYSE Arca for as long as the CBOT’s main pricing mechanism is open.

Fund Expenses
The Fund pays the Sponsor a management fee at an annual rate of 1.00% of the Fund’s average daily net assets.  The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund after the time any Shares have begun trading on NYSE Arca; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with client relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto). The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body.  Total fees to be paid by the Fund are currently estimated to be [___%] for the twelve-month period ending ______, 2010, though this amount may change in future years.  The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

General expenses of the Trust will be allocated among the Fund and any future series of the Trust as determined by the Sponsor in its discretion.  The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Administrator, under certain circumstances.

Termination Events
The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless a majority in interest of Shareholders elects within ninety (90) days after such event to continue the business of the Trust and appoints a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding Shares of the Trust to dissolve the Trust, subject to certain conditions; and (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions.  Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law.  The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor.  Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers
We expect the initial Authorized Purchaser to be Kellogg Capital Group, LLC, and we expect that there will be additional Authorized Purchasers in the future.  A list of Authorized Purchasers will be available from the Marketing Agent.  Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants.  To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Marketing Agent.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, which includes the Fund’s and the Sponsor’s financial statements and the related notes.

Risks Associated With Investing Directly or Indirectly in Corn

Investing in Corn Interests subjects the Fund to the risks of the corn market, and this could result in substantial fluctuations in the price of the Fund’s Shares.

The Fund is subject to the risks and hazards of the corn market because it invests in Corn Interests.  The risks and hazards that are inherent in the corn market may cause the price of corn to fluctuate widely.  If the changes in percentage terms of the Fund’s Shares accurately track the percentage changes in the Benchmark or the spot price of corn, then the price of its Shares will fluctuate accordingly.

•
The price and availability of corn is influenced by economic and industry conditions, including but not limited to supply and demand factors such as: crop disease; transportation difficulties; various planting, growing, or harvesting problems; and severe weather conditions (particularly during the spring planting season and the fall harvest) such as drought, floods, or frost that are difficult to anticipate and which cannot be controlled.  Demand for corn in the United States to produce ethanol has also been a significant factor affecting the price of corn.  In turn, demand for ethanol has tended to increase when the price of gasoline has increased, and has been significantly affected by United States governmental policies designed to encourage the production of ethanol.  Additionally, demand for corn is affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends.  Finally, because corn is often used as an ingredient in livestock feed, demand for corn is subject to risks associated with the outbreak of livestock disease.

•
Corn production is subject to United States federal, state, and local policies and regulations that materially affect operations.  Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives, acreage control, and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, the volume and types of imports and exports, the availability and competitiveness of feedstocks as raw materials, and industry profitability.  Additionally, corn production is affected by laws and regulations relating to, but not limited to, the sourcing, transporting, storing, and processing of agricultural raw materials as well as the transporting, storing and distributing of related agricultural products.  U.S. corn producers also must comply with various environmental laws and regulations, such as those regulating the use of certain pesticides, and local laws that regulate the production of genetically modified crops.  In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions.

•
Seasonal fluctuations in the price of corn may cause risk to an investor because of the possibility that Share prices will be depressed because of the corn harvest cycle.  In the United States, the corn market is normally at its weakest point, and corn prices are lowest, shortly before and during the harvest (between September and November), due to the high supply of corn in the market.  Conversely, corn prices are highest during the winter and spring (between December and May), when farmer-owned corn has largely been sold and used.  Seasonal corn market peaks generally occur around February or March.  In the futures market, these seasonal fluctuations are typically reflected in contracts expiring in the relevant season (e.g., contracts expiring during the harvest season are typically priced lower than contracts expiring in the winter and spring).  Thus, seasonal fluctuations could result in an investor incurring losses upon the sale of Fund Shares, particularly if the investor needs to sell Shares when the Benchmark Component Futures Contracts are, in whole or part, Corn Futures Contracts expiring in the fall.

The Benchmark is not designed to correlate exactly with the spot price of corn and this could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of corn.  Therefore, you may not be able to effectively use the Fund to hedge against corn-related losses or to indirectly invest in corn.

The Benchmark Component Futures Contracts reflect the price of corn for future delivery, not the current spot price of corn, so at best the correlation between changes in such Corn Futures Contracts and the spot price of corn will be only approximate.  Weak correlation between the Benchmark and the spot price of corn may result from the typical seasonal fluctuations in corn prices discussed above.  Imperfect correlation may also result from speculation in Corn Interests, technical factors in the trading of Corn Futures Contracts, and expected inflation in the economy as a whole.  If there is a weak correlation between the Benchmark and the spot price of corn, then the price of Shares may not accurately track the spot price of corn and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your corn-related transactions or as a way to indirectly invest in corn.

Changes in the Fund’s NAV may not correlate well with changes in the price of the Benchmark.  If this were to occur, you may not be able to effectively use the Fund as a way to hedge against corn-related losses or as a way to indirectly invest in corn.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in Corn Interests so that the changes in percentage terms in the NAV closely correlate with the changes in percentage terms in the Benchmark.  However, changes in the Fund’s NAV may not correlate with the changes in the Benchmark for various reasons, including those set forth below:

•
The Fund does not intend to invest only in the Benchmark Component Futures Contracts.  While its investments in Other Corn Interests would generally be for the purpose of tracking the Benchmark most effectively and efficiently, the performance of these Other Corn Interests may not correlate well with the performance of the Benchmark Component Futures Contracts, resulting in a greater potential for error in tracking price changes in those futures contracts.  Additionally, if the trading market for Corn Futures Contracts is suspended or closed, the Fund may not be able to purchase these investments at the last reported price for such investments.

•
The Fund will incur certain expenses in connection with its operations, and will hold most of its assets in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis.  These expenses and income will cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark.

•
The Sponsor may not be able to invest the Fund’s assets in Corn Interests having an aggregate notional amount exactly equal to the Fund’s NAV.  As a standardized contract, a single Corn Futures Contracts is for a specified amount of corn, and the Fund’s NAV and the proceeds from the sale of a Creation Basket is unlikely to be an exact multiple of that amount.  In such case, the Fund could not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts.  (For example, assuming the Fund receives $2,500,000 for the sale of a Creation Basket and that the value (i.e., the notional amount) of a Corn Futures Contract is $20,600, the Fund could only enter into 121 Corn Futures Contracts with an aggregate value of $2,492,600).  While the Fund may be better able to achieve the exact amount of exposure to the corn market through the use of over-the-counter Other Corn Interests, there is no assurance that the Sponsor will be able to continually adjust the Fund’s exposure to such Other Corn Interests to maintain such exact exposure.  Furthermore, as noted above, the use of Other Corn Interests may itself result in imperfect correlation with the Benchmark.  Any amounts not invested in Corn Interests will be held in short-term Treasury Securities, cash and/or cash equivalents.

•
As Fund assets increase, there may be more or less correlation.  On the one hand, as the Fund grows it should be able to invest in Corn Futures Contracts with a notional amount that is closer on a percentage basis to the Fund’s NAV.  For example, if the Fund’s NAV is equal to 4.9 times the value of a single futures contract, it can purchase only four futures contracts, which would cause only 81.6% of the Fund’s assets to be exposed to the corn market.  On the other hand, if the Fund’s NAV is equal to 100.9 times the value of a single Corn Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure.  However, at certain asset levels the Fund may be limited in its ability to purchase Corn Futures Contracts due to position limits imposed by the CFTC or position limits or accountability levels imposed by the relevant exchanges.  In these instances, the Fund would likely invest to a greater extent in Corn Interests not subject to these position limits or accountability levels.  To the extent that the Fund invests in Other Corn Interests, the correlation between the Fund’s NAV and the Benchmark may be lower.  In certain circumstances, position limits could limit the number of Creation Baskets that will be sold.

If changes in the Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Fund may not be an effective way to hedge against corn-related losses or indirectly invest in corn.

Changes in the price of the Fund’s Shares on the NYSE Arca may not correlate perfectly with changes in the NAV of the Fund’s Shares.  If this variation occurs, then you may not be able to effectively use the Fund to hedge against corn-related losses or to indirectly invest in corn.

While it is expected that the trading prices of the Shares will fluctuate in accordance with the changes in the Fund’s NAV, the prices of Shares may also be influenced by other factors, including the supply of and demand for the Shares, whether for the short term or the longer term.  There is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the Fund’s NAV.  This could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of corn, even if the Fund’s NAV was closely tracking movements in the spot price of corn.  If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your corn-related transactions or to indirectly invest in corn.

The Fund may experience a loss if it is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired.

If the Fund is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss.  This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Benchmark, and the spot price of corn.  The value of Treasury Securities and other debt securities generally moves inversely with movements in interest rates.  The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates.  While the short-term nature of the Fund’s investments in Treasury Securities and cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the Treasury Securities and cash equivalents held by the Fund will decline in value.

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

The Fund may not always be able to liquidate its positions in its investments at the desired price.  As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market.  Limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded Corn Interests.  In addition, over-the-counter contracts may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent.  Conversely, a counterparty may give its consent, but the Fund still may not be able to transfer an over-the-counter Corn Interest to a third party due to concerns regarding the counterparty’s credit risk.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its corn production or exports, or in another major export, can also make it difficult to liquidate a position.  Unexpected market illiquidity may cause major losses to investors at any time or from time to time.  In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the Treasury Securities, cash and/or cash equivalents that it holds to meet its liquidity needs.  The anticipated large value of the positions in Corn Interests that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity.  Because Corn Interests may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that corn purchasers are the predominant hedgers in the market, the Fund might have to reinvest at higher futures prices or choose Other Corn Interests.

The changing nature of the participants in the corn market will influence whether futures prices are above or below the expected future spot price.  Corn producers will typically seek to hedge against falling corn prices by selling Corn Futures Contracts.  Therefore, if corn producers become the predominate hedgers in the futures market, prices of Corn Futures Contracts will typically be below expected future spot prices.  Conversely, if the predominant hedgers in the futures market are the purchasers of the corn who purchase Corn Futures Contracts to hedge against a rise in prices, prices of Corn Futures Contracts will likely be higher than expected future spot prices.  This can have significant implications for the Fund when it is time to sell a Corn Futures Contract that is no longer a Benchmark Component Futures Contract or to meet redemption requests and purchase a new Corn Futures Contract.

While the Fund does not intend to take physical delivery of corn under its Corn Interests, the possibility of physical delivery impacts the value of the contracts.

While it is not the current intention of the Fund to take physical delivery of corn under its Corn Interests, Corn Futures Contracts are traditionally not cash-settled contracts, and it is possible to take delivery under these and some other Corn Interests.  Storage costs associated with purchasing corn could result in costs and other liabilities that could impact the value of Corn Futures Contracts or Other Corn Interests.  Storage costs include the time value of money invested in corn as a physical commodity plus the actual costs of storing the corn less any benefits from ownership of corn that are not obtained by the holder of a futures contract.  In general, Corn Futures Contracts have a one-month delay for contract delivery and back month contracts (the back month is any future delivery month other than the spot month) includes storage costs.  To the extent that these storage costs change for corn while the Fund holds Corn Interests, the value of the Corn Interests, and therefore the Fund’s NAV, may change as well.

The price relationship between the Benchmark Component Futures Contracts at any point in time and the Corn Futures Contacts that will become Benchmark Component Futures Contracts on the next roll date will vary and may impact both the Fund’s total return and the degree to which its total return tracks that of corn price indices.

The design of the Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change five times per year, and the Fund’s investments must be rolled periodically to reflect the changing composition of the Benchmark.  For example, when the second-to-expire Corn Futures Contract becomes the first-to-expire contract, such contract will no longer be a Benchmark Component Futures Contract and the Fund’s position in it will no longer be consistent with tracking the Benchmark.  In the event of a corn futures market where near-to-expire contracts trade at a higher price than longer-to-expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in corn prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration.  As a result the Fund may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis.  Conversely, in the event of a corn futures market where near-to-expire contracts trade at a lower price than longer-to-expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in corn prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. As a result the Fund’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones.  The impact of backwardation and contango may lead the total return of the Fund to vary significantly from the total return of other price references, such as the spot price of corn.  In the event of a prolonged period of contango, and absent the impact of rising or falling corn prices, this could have a significant negative impact on the Fund’s NAV and total return.

Regulation of the commodity interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The regulation of futures contracts and futures exchanges has historically been comprehensive.  The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of the law and is subject to ongoing modification by governmental and judicial action.  Considerable regulatory attention has recently been focused on both over-the-counter commodity interests and non-traditional publicly distributed investment pools such as the Fund, and a number of proposals that would alter the regulation of Corn Interests are being considered by federal regulators and Congress.  These proposals include the extension of position and accountability limits to futures contracts on non-U.S. exchanges and to over-the-counter commodity interests previously exempt from such limits, and the forced use of certain clearinghouse mechanisms for all over-the-counter transactions.  There is a possibility that future regulatory changes would result in changes, perhaps to a material extent, to the nature of an investment in the Fund and the investments that may be available to the Fund, and that could affect the ability of the Fund to continue to implement its investment strategy.  In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general.  The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

If you are investing in the Fund for purposes of hedging, you might be subject to several risks, including the possibility of losing the benefit of favorable market movements.

Producers and commercial users of corn may use the Fund as a vehicle to hedge the risk of losses in their corn-related transactions.  There are several risks in connection with using the Fund as a hedging device.  While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.  For instance, in a hedging transaction the hedger may be a user of a commodity concerned that the hedged commodity will increase in price, but must recognize the risk that the price may instead decline.  If this happens, the hedger will have lost the benefit of being able to purchase the commodity at the lower price because the hedging transaction will result in a loss that would offset (at least in part) this benefit.  Thus, the hedger forgoes the opportunity to profit from favorable price movements.  In addition, if the hedge is not a perfect one, the hedger can lose on the hedging transaction and not realize an offsetting gain in the value of the underlying item being hedged.

When using Corn Interests as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the items being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as:  variations in speculative markets, demand for futures and for corn products, technical influences in futures trading, and differences between anticipated costs being hedged and the instruments underlying the standard futures contracts available for trading.  Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the hedge.

In addition, using an investment in the Fund as a hedge for changes in food costs generally may not be successful because changes in the price of corn may vary substantially from changes in the prices of other food products.  In addition, the price of corn and the Fund’s NAV would not reflect the refining, transportation, and other costs that are specific to the hedger.

An investment in the Fund may provide you little or no diversification benefits.  Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

Historically, Corn Interests have not generally been correlated to the performance of other asset classes such as stocks and bonds.  Non-correlation means that there is a low statistical relationship between the performance of Corn Interests, on the one hand, and stocks or bonds, on the other hand.  However, there can be no assurance that such non-correlation will continue during future periods.  If, contrary to historic patterns, the Fund’s performance were to move in the same general direction as the financial markets, you will obtain little or no diversification benefits from an investment in the Shares.  In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on corn prices and corn-linked instruments, including Corn Futures Contracts and Other Corn Interests, than on traditional securities.  These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of corn and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Fund’s Operating Risks

The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

The Fund is not an investment company subject to the Investment Company Act of 1940.  Accordingly, you do not have the protections afforded by that statute, which, for example, requires investment companies to have a board of directors with a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Sponsor has never operated a commodity pool.

While certain of the Sponsor’s principals have experience with investing in Corn Interests and other commodity interests, the Sponsor has been formed for the purpose of sponsoring the Trust and serving as the Fund’s commodity pool operator and has never operated a commodity pool.  In addition, the Trust is newly formed and the Fund is new and has no operating history.  Therefore, you do not have the benefit of reviewing past performance of the Sponsor, the Fund or other series of the Trust.  If the experience of the Sponsor and its management is not adequate or suitable, the operation and performance of the Fund may be adversely affected.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of the Fund, the Sponsor relies almost entirely on Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III.  If Mr. Gilbertie, Mr. Riker or Mr. Miller were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Fund.  To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on these individuals.

The Sponsor has limited capital and may be unable to continue to manage the Fund if it sustains continued losses.

The Sponsor was formed for the purpose of managing the Trust, including the Fund and any other series of the Trust, and has been provided with capital primarily by its principals and a small number of outside investors.  If the Sponsor operates at a loss for an extended period, its capital will be depleted and it may be unable to obtain additional financing necessary to continue its operations.  If the Sponsor were unable to continue to provide services to the Fund, the Fund would be terminated if a replacement sponsor could not be found.

Position limits and daily price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Benchmark and prevent you from being able to effectively use the Fund as a way to hedge against corn-related losses or as a way to indirectly invest in corn.

The CFTC and U.S. designated contract markets such as the CBOT may establish position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund is not) may hold, own or control.  For example, the current position limit for investments at any one time in the Corn Futures Contracts are 600 spot month contracts, 13,500 contracts expiring in any other single month, and 22,000 total for all months.  These position limits are fixed ceilings that the Fund would not be able to exceed without specific CFTC authorization.

In addition to position limits, the exchanges set daily price fluctuation limits on futures contracts.  The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price.  Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

For example, the CBOT imposes a $1,500 per contract price fluctuation limit for Corn Futures Contracts.  This limit is initially based off of the previous trading day’s settlement price.  If two or more Corn Futures Contract months within the first five listed non-spot contracts close at the limit, the daily price limit increases to $2,250 per contract for the next business day and to $3,500 for the next business day.

All of these limits may potentially cause a tracking error between the price of the Shares and the Benchmark.  This may in turn prevent you from being able to effectively use the Fund as a way to hedge against corn-related losses or as a way to indirectly invest in corn.

The Fund does not intend to limit the size of the offering and will attempt to expose substantially all of its proceeds to the corn market utilizing Corn Interests.  If the Fund encounters position limits, accountability levels, or price fluctuation limits for Corn Futures Contracts on the CBOT, it may then, if permitted under applicable regulatory requirements, purchase Other Corn Interests and/or Corn Futures Contracts listed on foreign exchanges.  However, the Corn Futures Contracts available on such foreign exchanges may have different underlying sizes, deliveries, and prices. In addition, the Corn Futures Contracts available on these exchanges may be subject to their own position limits and accountability levels.  In any case, notwithstanding the potential availability of these instruments in certain circumstances, position limits could force the Fund to limit the number of Creation Baskets that it sells.

There are no independent advisers representing Fund investors.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and Fund.  No counsel has been appointed to represent you in connection with the offering of Shares.  Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Benchmark.  The Sponsor’s officers, directors and employees do not devote their time exclusively to the Fund.  These persons may be directors, officers or employees of other entities.  They could have a conflict between their responsibilities to the Fund and to those other entities.

In addition, the Sponsor’s principals, officers, directors or employees may trade futures and related contracts for their own accounts.  A conflict of interest may exist if their trades are in the same markets and at the same time as the Fund trades using the clearing broker to be used by the Fund.  A potential conflict also may occur if the Sponsor’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests.  Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor.  Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs.  Shareholders may elect a replacement Sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter.  Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business.  Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

The Sponsor may manage a large amount of assets and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions.  While the Fund currently has only nominal assets, the Sponsor does not intend to limit the amount of Fund assets.  The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be.  That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee.  Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment.  However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time.  The Sponsor was formed for the purpose of sponsoring the Fund and other commodity pools, and has limited financial resources and no significant source of income apart from its management fee from the Fund to support its continued service for the Fund.  If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected.  If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement.  For example, the dissolution or resignation of the Sponsor would cause the Fund to terminate unless a majority in interest of the Shareholders within 90 days of the event elects to continue the Trust and appoints a successor Sponsor.  In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent.  However, no level of losses will require the Sponsor to terminate the Fund.  The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination.  Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions).  In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).  The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a separate legal entity.  The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof.  Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof are enforceable against the assets of such series.  The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance.  The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of any series created in the future.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any Fund property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Fund property.  The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Fund in additional Corn Interests rather than distributing cash to Shareholders.  Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders.  You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason.  Although the Fund does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in corn interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax.  Cash distributions may be made in these and similar instances.

There is a risk that the Fund will not earn gains sufficient to compensate for the fees and expenses that it must pay and as such the Fund may not earn any profit.

The Fund pays management fees at an annual rate of 1.00% of its average net assets, brokerage charges of approximately 0.06% (based on futures commission merchant fees of $4.00 per buy or sell), over-the-counter spreads and various other expenses of its ongoing operations (e.g., fees of the Administrator, Trustee and Marketing Agent), resulting in a total estimated expense ratio of [x]% of net assets.  These fees and expenses must be paid in all events, regardless of whether the Fund’s activities are profitable.  Accordingly, the Fund must realize interest income and/or gains on Corn Interests sufficient to cover these fees and expenses before it can earn any profit.

If this offering of Shares does not raise sufficient funds to make the Fund’s future operations viable, the Fund may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to the Fund incurred prior to the date of this prospectus have been or will be paid by the Sponsor.  These payments by the Sponsor were designed to allow the Fund the ability to commence the public offering of its Shares.  As of the date of this prospectus, the Fund pays the fees, costs and expenses of its operations.  If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate and investors may lose all or part of their investment.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund.  Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue trading in Corn Futures Contracts or Other Corn Interests.  The services of any clearing broker or counterparty may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund may miss certain trading opportunities because it will not receive the benefit of the expertise of independent trading advisors.

The Sponsor does not employ trading advisors for the Fund; however, it reserves the right to employ them in the future.  The only advisor to the Fund is the Sponsor.  A lack of independent trading advisors may be disadvantageous to the Fund because it will not receive the benefit of their expertise.

The net asset value calculation of the Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

The Fund’s NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts.  Under normal circumstances, the NAV will reflect the settlement price of open futures contracts on the date when the NAV is being calculated.  However, if a futures contract traded on an exchange could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the futures contract position could have been liquidated will be the basis for determining the market value of such position for such day.  In these situations, there is a risk that the calculation of the NAV of the Fund on such day will not accurately reflect the realizable market value of the futures contracts.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation.

The financial markets have recently been  in a period of disruption and recession and these conditions may not improve in the near future.

Throughout 2008 and at least part of 2009, the financial markets experienced very difficult conditions and volatility as well as significant adverse trends.  The conditions in these markets resulted in a decrease in availability of corporate credit and liquidity and led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and contributed to further consolidation within the financial services industry.  A continued recession or a depression could adversely affect the financial condition and results of operations of the Fund’s service providers and Authorized Purchasers, which would impact the ability of the Sponsor to achieve the Fund’s investment objective.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Purchasers that are actively involved in purchasing and selling Shares cease to be so involved, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem Shares of the Fund or postpone the redemption settlement date:  (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Fund’s assets is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders.  In addition, the Trust will reject a redemption order if the order is not in proper form as described in the agreement with the Authorized Purchaser or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.  Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder.  For example, the resulting delay may adversely affect the value of the Shareholder’s redemption proceeds if the NAV of the Fund declines during the period of delay.  The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in substantial losses for the Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Fund’s trades.

Under CFTC regulations, a clearing broker with respect to the Fund’s exchange-traded Corn Interests must maintain customers’ assets in a bulk segregated account.  If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy.  In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers.  The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Corn Interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business.  A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

The failure or insolvency of the Fund’s custodian could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of the Fund’s assets are held in short-term Treasury Securities, cash and/or cash equivalents with its custodian.  The insolvency of the custodian could result in a complete loss of the Fund’s assets held by that custodian, which, at any given time, would likely comprise a substantial portion of the Fund’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights.  Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights.  As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights, or defend itself against claims that it has infringed or otherwise violated other parties’ rights.  Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

Third parties may utilize the Sponsor’s intellectual property or technology, including the use of its business methods, trademarks or trade names and trading program software, without permission, which could cause competitive harm to the Sponsor and the Fund.  The Sponsor has not registered any trademarks and does not have patent protections on any business methods or technology used with respect to the Fund.  The Sponsor does not currently have any proprietary software.  However, if it obtains proprietary software in the future, then any unauthorized use of such proprietary software and other technology could also adversely affect the competitive advantage of the Sponsor or the Fund and/or cause the Sponsor to take legal action to protect its rights.

The success of the Fund depends on the ability of the Sponsor to accurately implement its trading strategies, and any failure to do so could subject the Fund to losses on such transactions.

The Sponsor’s trading strategy is quantitative in nature and it is possible that the Sponsor will make errors in its implementation.  The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor’s computer systems and incorrect information provided to the Fund’s clearing brokers.  In addition, it is possible that a computer or software program may malfunction and cause an error in computation.  Any failure, inaccuracy or delay in executing the Fund’s transactions could affect its ability to achieve its investment objective.  It could also result in decisions to undertake transactions based on inaccurate or incomplete information.  This could cause substantial losses on transactions.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities, including its risk management, depend on the integrity and performance of the computer and communications systems supporting them.  Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail.  Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete.  In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers.  As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to continue effectively its trading activities. The Fund’s future success will depend on the Fund’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities.  Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions.  This could have a material adverse effect on revenues and materially reduce the Fund’s available capital.  For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Benchmark.  Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed.  This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

Risk of Leverage and Volatility

If the Sponsor causes or permits the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value.  This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate face amount in excess of the commodity pool’s assets.  While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool.  While the Sponsor does not intend to leverage the Fund’s assets, it is not prohibited from doing so under the Trust Agreement.  If the Sponsor were to cause or permit the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

The price of corn can be volatile which could cause large fluctuations in the price of Shares.

Movements in the price of corn will be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.  As discussed in more detail above, price movements for corn are influenced by, among other things, weather conditions, crop disease, transportation difficulties, various planting, growing and harvesting problems, governmental policies, changing demand, and seasonal fluctuations in supply.  More generally, commodity prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market participants.  Because the Fund invests primarily in interests in a single commodity, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

Over-the-Counter Contract Risk

Over-the-counter transactions are subject to little, if any, regulation.

A portion of the Fund’s assets may be used to trade over-the-counter corn interests, such as forward contracts or swap or spot contracts.  Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC.  You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity.  The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets.  The lack of regulation in these markets could expose the Fund in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

The Fund will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by the Fund.

The Fund faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions.  As a result, there will be greater counterparty credit risk in these transactions.  A counterparty may not be able to meet its obligations to the Fund, in which case the Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding.  During any such period, the Fund may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of the Fund’s NAV.  The Fund may eventually obtain only limited recovery or no recovery in such circumstances.

The Fund may be subject to liquidity risk with respect to its over-the-counter contracts.

Over-the-counter contracts may have terms that make them less marketable than futures contracts.  Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty.  These conditions may diminish the ability to realize the full value of such contracts.

Risk of Trading in International Markets

Trading in international markets would expose the Fund to credit and regulatory risk.

The Sponsor may make substantial investments for the Fund in Corn Futures Contracts, a significant portion of which will be on United States exchanges including the CBOT.  However, a portion of the Fund’s trades may take place on markets and exchanges outside the United States.  Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.  None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws.  Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.  As a result, in these markets, the Fund has less legal and regulatory protection than it does when it trades domestically.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Fund to credit risk.  Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability.  An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject the Fund to foreign exchange risk.

The price of any non-U.S. Corn Interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised.  As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to the Fund even if the contract is profitable.

The Fund’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics.  In addition, the Fund may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares.  You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions.  Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year.  This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for you.

The Fund will be treated as a partnership for United States federal income tax purposes.  The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Fund is in many respects uncertain.  The Fund will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses.  These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the U.S. Internal Revenue Service will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.  If this occurs, you may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

The Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for federal income tax purposes.  Although the Sponsor anticipates that the Fund has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured.  The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes.  If the IRS were to successfully assert that the Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates.  In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any distributions would be taxable to Shareholders as dividend income.  Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

The Fund in General

The Fund is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009.  The Fund is currently the only series of the Trust, although additional series may be offered in the future at the Sponsor’s discretion.  The Fund maintains its main business office at 232 Hidden Lake Road, Brattleboro, Vermont 05301.  The Fund is a commodity pool.  It operates pursuant to the terms of the Trust Agreement dated as of [date] 2009, which grants full management control to the Sponsor.

The Fund is publicly traded, and seeks to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of the price of corn for future delivery, as measured by the Benchmark, less the Fund’s expenses.  The Fund will invest in a mixture of listed Corn Futures Contracts, Other Corn Interests, short-term Treasury Securities, cash and cash equivalents.

THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY
PERFORMANCE HISTORY.

The Sponsor

The Sponsor of the Trust is Teucrium Trading, LLC, a Delaware limited liability company.  The principal office of the Sponsor and the Trust are located at 232 Hidden Lake Road, Brattleboro, Vermont 05301.  The Sponsor registered as a CPO with the CFTC and became a member of the NFA on November 10, 2009.

The Sponsor established the Trust and the Fund and registered the Shares of the Fund covered by this prospectus.  Aside from this activity and obtaining capital from a small number of outside investors in order to engage in this activity, the Sponsor did not engage in any business activity prior to the date of this prospectus.  Under the Trust Agreement, the Sponsor is solely responsible for the management and conducts or directs the conduct of the business of the Trust, the Fund, and any other series of the Trust that may from time to time be established and designated by the Sponsor.  The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments, including to evaluate the credit risk of futures commission merchants and swap counterparties and to review daily positions and margin/collateral requirements.  The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities.  Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Marketing Agent, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust.  The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports.  No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund.

The Marketing Agent will assist the Sponsor in marketing the Shares.  The Sponsor may determine to engage additional or successor marketing agents.  See “Plan of Distribution” for more information about the Marketing Agent.

The Sponsor maintains a public website on behalf of the Fund, www.teucriumcornfund.com, which contains information about the Trust, the Fund, and the Shares, and oversees certain services for the benefit of Shareholders.

The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

The Sponsor receives a fee as compensation for services performed under the Trust Agreement.  The Sponsor’s fee accrues daily and is paid monthly at an annual rate of 1.00% of the average daily net assets of the Fund.  The Sponsor receives no compensation from the Fund other than such fee.  The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including brokerage fees, SEC and FINRA registration fees and legal, printing, accounting, custodial, administration and transfer agency costs, although the Sponsor has borne or will bear the costs and expenses related to the initial offer and sale of Shares.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor.  If the Sponsor voluntarily withdraws, the holders of a majority of the Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor.  Prior to withdrawing, the Sponsor must give ninety days’ written notice to the Shareholders and the Trustee.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.”  The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III – and a small number of non-voting or “Class B” members who have provided working capital to the Sponsor.  Messrs. Gilbertie and Riker each currently own 45% of the Sponsor’s Class A membership interests.

Management of the Sponsor

In general, under the Sponsor’s Limited Liability Company Agreement, the Sponsor (and as a result the Trust and the Fund) is managed by the officers of the Sponsor.  In particular, the President of the Sponsor is responsible for the general and active management of the business of the Sponsor, and for the supervision and direction of the Sponsor’s other officers.  However, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the Class A members (which is generally defined as the affirmative vote of Mr. Gilbertie and one of the other two Class A members).  The Sponsor has no board of directors, and the Trust has no board of directors or officers.

The three Class A members of the Sponsor also serve as its officers as follows:

Sal Gilbertie has been the President of the Sponsor since its inception, was approved by the NFA as a principal of the Sponsor on September 23, 2009, and was registered as an associated person of the Sponsor on November 10, 2009.  He maintains his main business office at 653A Garcia, Santa Fe, NM  87505.  From October, 2005 until _____, 2009, Mr. Gilbertie was employed by Newedge USA, LLC, where he headed the Renewable Fuels/Energy Derivatives OTC Execution Desk and was an active futures contract and over-the-counter derivatives trader and market maker in multiple classes of commodities.  From October 1998 until October 2005, Mr. Gilbertie was principal and co-founder of Cambial Asset Management, LLC, an adviser to two private funds that focused on equity options.  Mr. Gilbertie is 49 years old.

Dale Riker has been the Treasurer of the Sponsor since its inception, was approved by the NFA as a principal of the Sponsor on October 29, 2009, and was registered as an associated person of the Sponsor on ________.  He maintains his main business office at 232 Hidden Lake Road, Brattleboro, Vermont 05301.  From February 2005 to the present, Mr. Riker has been President of Cambial Emerging Markets LLC, a consulting company specializing in emerging market equity investment.  From July 1996 to February 2005, Mr. Riker was a private investor.  Mr. Riker is 51 years old.

Carl N. (Chuck) Miller III has been Secretary of the Sponsor since its inception, was approved by the NFA as a principal of the Sponsor on November 10, 2009, and was registered as an associated person of the Sponsor on __________.  He maintains his main business office at 369 Montezuma Avenue, Suite 434, Santa Fe, New Mexico 87501.  Mr. Miller has been a Member of Garnet Advisors, LLC, a proprietary trading firm that focuses on a broad array of investment opportunities, since he founded such firm in November, 2001.  Mr. Miller is 57 years old.

No other individuals provide significant services to the Fund as employees of the Sponsor.

The three officers set forth above are individual “principals,” as that term is defined in CFTC Rule 3.1, for the Sponsor.  These individuals are principals due to their positions and due to their ownership interests in the Sponsor.  None of the principals owns or has any other beneficial interest in the Fund.  Mr. Gilbertie is primarily responsible for making trading and investment decisions for the Fund, and for directing Fund trades for execution.  In addition, each of the three officers of the Sponsor are registered with the CFTC as associated persons of the Sponsor and are NFA associate members.  GFI Group LLC and _______ are principals for the Sponsor under CFTC Rules due to their ownership of certain non-voting securities of the Sponsor.

Prior Performance of the Sponsor and Affiliates

THE COMMODITY POOL OPERATOR HAS NOT PREVIOUSLY OPERATED ANY OTHER COMMODITY POOLS.

The Trustee

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation.  The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001.  The Trustee is unaffiliated with the Sponsor.  The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders.  The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor.  If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor.  The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.  The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares.  Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund.  The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Fund

The investment objective of the Fund is to have daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices of three Corn Futures Contracts: (1) the second-to-expire Corn Futures Contract traded on the CBOT, weighted 35%, (2) the third-to-expire CBOT Corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of the third-to-expire contracts, weighted 35%, less the Fund’s expenses.  The Sponsor does not intend that the Fund will be operated in a fashion such that its NAV will equal, in dollar terms, the spot price of a bushel or other unit of corn or the price of any particular Corn Futures Contract.

The Fund seeks to achieve its investment objective primarily by investing in Corn Interests.  The Fund will invest in Corn Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Corn Interests.  After fulfilling such margin and collateral requirements, the Fund will invest the remainder of its proceeds from the sale of baskets in short-term Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).  Therefore, the focus of the Sponsor in managing the Fund is investing in Corn Interests and in Treasury Securities, cash and/or cash equivalents.  The Sponsor expects to manage the Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor has substantial discretion in managing the Fund’s investments, including the discretion: (1) to choose whether to invest in the Benchmark Component Futures Contracts or Other Corn Interests with similar investment characteristics; (2) to choose when to “roll” the Fund’s positions in Corn Interests as described below, and (3) to manage the Fund’s investments in Treasury Securities, cash and cash equivalents.

The Fund seeks to achieve its investment objective primarily by investing in a mix of Corn Interests such that the changes in its NAV will be expected to closely track the changes in the Benchmark.  The Fund’s positions in Corn Interests will be changed or “rolled” on a regular basis in order to track the changing nature of the Benchmark.  For example, five times a year (on the date on which a Corn Futures Contract expires), the second-to-expire Corn Futures Contract will become the next-to-expire Corn Futures Contract and will no longer be a Benchmark Component Futures Contract, and the Fund’s investments will have to be changed accordingly.  In order that the Fund’s trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Fund’s investments typically will not be rolled entirely on that day, but rather will typically be rolled over a period of days.

Over-the-counter Corn Interests can generally be structured as the parties to the contract desire.  Therefore, the Fund could enter into multiple over-the-counter Corn Interests designed to exactly replicate the performance of each of the three Benchmark Component Futures Contracts, or a single over-the-counter Corn Interest designed to replicate the performance of the Benchmark as a whole.  Assuming that there is no default by a counterparty to such an over-the-counter Corn Interest, the performance of the Corn Interest will necessarily correlate exactly with the performance of the Benchmark or the applicable Benchmark Component Futures Contract.  The Fund might also for various reasons enter into or hold Corn Futures Contracts other than the Benchmark Component Futures Contracts and Other Corn Interests that would not be expected to precisely track the performance of the Benchmark, provided that such investments are not expected to cause material deviation between the Fund’s performance and that of the Benchmark as described below.  Such reasons could include to facilitate effective trading for the Fund, consistent with the discussion of the Fund’s “roll” strategy in the preceding paragraph.  There are no limits on the Fund’s ability to enter into Other Corn Interests.

The Sponsor endeavors to place the Fund’s trades in Corn Interests and otherwise manage the Fund’s investments so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days; i.e., any trading day as of which the Fund calculates its NAV, and

•	B is the average daily change in the price of the Benchmark over the same period.

The Sponsor believes that market arbitrage opportunities cause daily changes in the Fund’s Share price on the NYSE Arca to closely track daily changes in the Fund’s NAV per share.  The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s NAV and the Benchmark will be that daily changes in the price of the Fund’s Shares on the NYSE Arca will closely track daily changes in the Benchmark, less the Fund’s expenses.  While the Benchmark is composed of Futures Contracts and is therefore a measure of the price of corn for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the Benchmark and the cash or spot price of corn.

These relationships illustrated in the following diagram:

An investment in the Shares provides a means for diversifying an investor’s portfolio or hedging exposure to changes in corn prices.  An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the corn market in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track changes in the Benchmark regardless of whether the Benchmark goes up or goes down.  The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the corn market in a cost-effective manner.  Such investors may include participants in the corn industry and other industries seeking to hedge the risk of losses in their corn-related transactions, as well as investors seeking exposure to the corn market.  Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the corn market and/or the risks involved in hedging may exist.  In addition, an investment in the Fund involves the risk that the changes in the price of the Fund’s Shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the price of corn on the spot market.  Furthermore, as noted above, the Fund will also hold short-term Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Corn Interest and to invest cash not required to be used as margin or collateral.  The Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in Treasury Securities/cash/cash equivalents and the changes in the price of corn or Corn Interests.  While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of corn, this correlation is not anticipated as part of the Fund’s efforts to meet its objective.

The Fund’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading, on the Fund’s website at www.teucriumcornfund.com and the NYSE Arca’s website at www._______.com.  The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Corn Futures Contract, the specific types of Other Corn Interests and characteristics of such Other Corn Interests, the name and value of each Treasury security and cash equivalent, and the amount of cash held in the Fund’s portfolio.  The Fund’s website is publicly accessible at no charge.

The Shares issued by the Fund may only be purchased by Authorized Purchasers and only in blocks of 100,000 Shares called Creation Baskets.  The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of Shares in the Creation Basket.  Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 100,000 Shares called Redemption Baskets.  The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Shares in the Redemption Basket.  The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund.  The NYSE Arca will publish an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on the NYSE Arca.  These transactions, however, are effected at the bid and ask prices established by the specialist firm(s).  Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Fund’s Investment Strategy

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders.  Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Corn Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by the Fund, and that the Fund’s closing NAV per share is $25.00.  In that case, the Fund would receive $2,500,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per share multiplied by 100,000 Shares, and ignoring the Creation Basket fee of $1,000).  If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contracts is $20,600, the Fund would be unable to buy an exact number of Corn Futures Contracts with an aggregate market value equal to $2,500,000.  Instead, the Fund would be able to purchase 121 Benchmark Component Futures Contracts with an aggregate market value of $2,492,600.  Assuming a margin requirement equal to 10% of the value of the Corn Futures Contracts, the Fund would be required to deposit $249,260 in Treasury Securities and cash with the futures commission merchant through which the Corn Futures Contracts were purchased.  The remainder of the proceeds from the sale of the Creation Basket, $2,250,740, would remain invested in cash, cash equivalents, and Treasury Securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Corn Interests purchased will depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of the Fund’s investments.  While the Sponsor anticipates significant investments in CBOT Corn Futures Contracts, for various reasons, including the ability to enter into the precise amount of exposure to the corn market and position limits on Corn Futures Contracts, it will also invest in Other Corn Interests, such as swaps, in the over-the-counter market to a potentially significant degree.

The Sponsor does not anticipate letting its Corn Futures Contracts expire and taking delivery of corn.  Instead, the Sponsor will close out existing positions, e.g., in response to ongoing changes in the Benchmark or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Corn Interests.  Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

Futures Contracts

Futures contracts are agreements between two parties.  One party agrees to buy a commodity such as corn from the other party at a later date at a price and quantity agreed-upon when the contract is made.  Corn Futures Contracts are traded on the CBOT in units of 5,000 bushels.  Generally, futures contracts traded on the CBOT are priced by floor brokers and other exchange members both through an “open outcry” of offers to purchase or sell the contracts and through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell.  Futures contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.  No futures contracts based on an index of corn prices are currently available, although the Fund could enter into such contracts should they become available in the future.

Certain typical and significant characteristics of Corn Futures Contracts are discussed below.  Additional risks of investing in Corn Futures Contracts are included in “What are the Risk Factors Involved with an Investment in the Fund?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.

The CFTC and U.S. designated contract markets such as the CBOT have established position limits and accountability levels on the maximum net long or net short positions in futures contracts in commodities that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund would not be) may hold, own or control.  The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity.  In addition, most U.S. futures exchanges, such as the CBOT, limit the daily price fluctuation for futures contracts.

Position limits generally impose a fixed ceiling on aggregate holdings in futures contracts relating to a particular commodity, and may also impose separate ceilings on contracts expiring in any one month, contracts expiring in the spot month, and/or contracts in certain specified final days of trading.  The position limits currently established by the CFTC apply to certain agricultural commodity interests, including Corn Futures Contracts.  Specifically, the CFTC’s position limits for Corn Futures Contracts (including related options) are 600 spot month contracts, 13,500 contracts expiring in any other single month, and 22,000 contracts for all months.  All futures contracts held under the control of the Sponsor, including those held by any future series of the Trust, will be aggregated in determining the application of these position limits.  The Fund is new and is not expected to reach asset levels that would cause these position limits to be implicated in the near future.  Assuming a contract price of $4.12 per bushel and that the Fund was fully invested in Corn Futures Contracts, the position limit of 22,000 contracts total would apply when the Fund’s assets reached approximately $453 million ($4.12 per bushel times 5,000 bushels per contract times 22,000 contracts).  If such position limits become applicable to the Fund in the future, the Sponsor may enter into for the Fund Other Corn Interests that are not subject to position limits to a greater degree than would otherwise be the case.  (There are generally no position limits applicable to Other Corn Interests, except that options on Corn Futures Contracts must be aggregated with the related Corn Futures Contracts for purposes of the position limits on Corn Futures Contracts, and corn swaps cleared through the CBOT are covered by separate position limits that are similar to those covering Corn Futures Contracts.)  In any event, however, position limits could in certain circumstances effectively limit the number of Creation Baskets that the Fund can sell.

In contrast to position limits, accountability levels are not fixed ceilings, but rather thresholds above which an exchange may exercise greater scrutiny and control over an investor, including by imposing position limits on the investor.  In light of the position limits discussed above, the CBOT has not set any accountability levels for Corn Futures Contracts.

Futures exchanges, including the CBOT, also limit the amount of price fluctuation for Corn Futures Contracts.  For example, the CBOT imposes a $0.30 per bushel ($1,500 per contract) daily price fluctuation limit for Corn Futures Contracts.  Once the daily limit has been reached in a particular Corn Futures Contract, no trades may be made at a price beyond the limit.  If two or more Corn Futures Contract months within the first five listed non-spot contracts close at the limit, the daily price limit increases to $0.45 per bushel ($2,250 per contract) the next business day and to $0.70 per bushel ($3,500 per contract) the next business day.  These limits are based off the previous trading day’s settlement price.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds.  Price volatility often is greater day-to-day as opposed to intra-day.  Economic factors that may cause volatility in Corn Futures Contracts include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants.  Because the Fund invests a significant portion of its assets in futures contracts, the assets of the Fund, and therefore the price of the Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Several factors determine the total return from investing in futures contracts.  Because the Fund must periodically “roll” futures contract positions, closing out soon-to-expire contracts that are no longer part of the Benchmark and entering into subsequent-to-expire contracts, one such factor is the price relationship between soon-to-expire contracts and later-to-expire contracts.  For example, if market conditions are such that the prices of soon-to-expire contracts are higher than later-to-expire contracts (a situation referred to as “backwardation” in the futures market), then the price of contracts will rise as they approach expiration.  Conversely, if the price of soon-to-expire contracts is lower than later-to-expire contracts (a situation referred to as “contango” in the futures market), then absent a change in the market the price of contracts will decline as they approach expiration.

Over time, the price of the corn will fluctuate based on a number of market factors, including demand for corn relative to its supply.  The value of Corn Futures Contracts will likewise fluctuate in reaction to a number of market factors.  If investors seek to maintain their holdings in Corn Futures Contracts with a roughly constant expiration profile and not take delivery of the corn, they must on an ongoing basis sell their current positions as they approach expiration and invest in later-to-expire contracts.

If the futures market is in a state of backwardation, (i.e., when the price of corn in the future is expected to be less than the current price), the Fund will buy later-to-expire contracts for a lower price than the sooner-to-expire contracts that it sells.  Hypothetically, and assuming no changes to either prevailing corn prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will rise as it approaches expiration, increasing the Fund’s total return (ignoring the impact of commission costs and the interest earned on Treasury Securities, cash and/or cash equivalents).  As an example, assume that the Fund owns 100 Corn Futures Contracts that have recently become spot month contracts, that the price of spot month Corn Futures Contracts is $5 per bushel, and the price of second-to-expire Corn Futures Contracts is $4.75 per bushel.  The Fund will close out the spot month Corn Futures Contracts at a value of $2,500,000 (100 contracts multiplied by 5,000 bushels per contract multiplied by $5), and will be able to enter into 105 second-to-expire Corn Futures Contracts with the proceeds, representing an additional 25,000 bushels of corn than it previously owned.

If the futures market is in contango, the Fund will buy later-to-expire contracts for a higher price than the sooner-to-expire contracts that it sells.  Hypothetically, and assuming no other changes to either prevailing corn prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will fall as it approaches expiration, decreasing the Fund’s total return (ignoring the impact of commission costs and the interest earned on Treasury Securities, cash and/or cash equivalents).  As an example, assume the same facts as in the prior paragraph except that the price of second-to-expire Corn Futures Contracts is $5.25.  The Fund will sell the spot month Corn Futures Contracts for $2,500,000, and will be able to purchase only 95 second-to-expire Corn Futures Contracts with the proceeds, representing 25,000 fewer bushels of corn than it previously owned.

Historically, the corn futures markets have experienced periods of both contango and backwardation.  Typically, whether contango or backwardation exists is largely a function of the seasonality of the corn market and the corn harvest cycle, as discussed above.

Marking-to-Market Futures Positions

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly.  This process of marking-to-market is designed to prevent losses from accumulating in any futures account.  Therefore, if the Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline.  Alternatively, if the Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

Over-the-Counter Derivatives

In addition to futures contracts and options on futures contracts, derivative contracts that are tied to various commodities, including corn, are entered into outside of public exchanges.  These “over-the-counter” contracts are entered into between two parties in private contracts.  Unlike most of the exchange-traded futures contracts or exchange-traded options on futures contracts, each party to such a contract bears the credit risk of the other party, i.e., the risk that the other party will not be able to perform its obligations under its contract.

Some derivatives contracts contain relatively standardized terms and conditions and are available from a wide range of participants.  Others have highly customized terms and conditions and are not as widely available.  Many of these over-the-counter contracts are cash-settled forwards for the future delivery of commodities that have terms similar to futures contracts.  Others take the form of “swaps” in which a party pays a fixed price per unit and the other pays a variable price based on the average price of futures contracts for a specified period or the price on a specified date, with payments typically made between the parties on a net basis.  For example, the Fund may enter into over-the-counter derivative contracts the value of which will track changes in the prices of the Benchmark Component Futures Contracts, thereby enabling the Fund to track the Benchmark without investing in Corn Futures Contracts.

To reduce the credit risk that arises in connection with such contracts, the Fund will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of its overall exposure to its counterparty.

The creditworthiness of each potential counterparty will be assessed by the Sponsor.  The Sponsor will assess or review, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor.  Furthermore, the Sponsor on behalf of the Fund will only enter into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of corn, whether or not regulated by the CFTC.  Existing counterparties will be reviewed periodically by the Sponsor.  The Fund also may require that the counterparty be highly rated and/or provide collateral or other credit support.

The CFTC recently issued an order that permits certain privately-negotiated agricultural swap contracts, including certain types of corn swaps, to be cleared by an established futures exchange.  To the extent the Fund enters into swap agreements cleared by an exchange, the creditworthiness of the counterparty will not be a risk.

Benchmark Performance

The following graphs provide certain information about the historical performance and volatility of the Benchmark, and the historical correlation of the Benchmark with the spot price of corn.  The first graph shows (1) historical price information for the Benchmark by taking the prices of each Benchmark Component Futures Contract according to CBOT data and weighting each such futures contract as weighted in the Benchmark and (2) historical information on the spot price of corn using the price of the spot month Corn Futures Contract as a proxy.  The first graph does not attempt to take the Fund’s strategy of rolling each Corn Futures Contract into its replacement when it is no longer a Benchmark Component Futures Contract.  The second graph provides similar historical Benchmark and spot month data, except that it assumes that each Benchmark Component Futures Contract is rolled into its replacement on the date that it no longer is a Benchmark Component Futures Contract, and each spot month Corn Futures Contract is rolled into the new spot month Corn Futures Contract on its expiration date, and each of these “rolls” is volume adjusted to account for price differentials between the original Corn Futures Contract and its replacement. For example, if the original Corn Futures Contracts are closed out at a lower price than the price at which the replacement Corn Futures Contracts are entered into, then a lesser number of replacement Corn Futures Contracts will be entered into than were closed out.  In this way, the second graph takes the hypothetical effect of contango and backwardation into account.  Neither the Benchmark data nor the spot month data in either chart reflects any commission charges or the other fees and expenses that the Fund will pay.

The information regarding the Benchmark in the graphs is hypothetical, in that neither the Sponsor nor the Fund was using the Benchmark to trade Corn Interests during the period covered by the charts.  Hypothetical performance results have many inherent limitations, some of which are described below.  No representation is being made that the Fund will or is likely to achieve profits or losses similar to those shown.  In fact, there are frequently sharp differences between hypothetical performance results and the actual results achieved by any particular trading program.

One of the limitations of hypothetical performance results is that they are generally prepared with the benefit of hindsight.  In addition, hypothetical trading does not involve financial risk, and no hypothetical trading record can completely account for the impact of financial risk in actual trading.  For example, the ability to withstand losses or to adhere to a particular trading program in spite of trading losses are material points which can also adversely affect actual trading results.  Furthermore, while the graphs below provide information on the hypothetical correlation of the Benchmark with the spot price of corn, they do not attempt to provide any information on the ability of the Sponsor to cause the Fund’s performance to correlate closely with that of the Benchmark.  There are numerous other factors related to the markets in general or to the implementation of any specific trading program which cannot be fully accounted for in the preparation of hypothetical performance results and all of which can adversely affect actual trading results.

The Sponsor has had no experience in trading actual accounts for itself of for customers.  Because there are no actual trading results to compare to the hypothetical performance results, investors should be particularly wary of placing undue reliance on these hypothetical performance results.

[Insert second chart]

The Corn Market

Corn is the most widely produced livestock feed grain in the United States, and the majority of the United States’ corn crop is used in livestock feed.  Corn is also processed into food and industrial products, including starch, sweeteners, corn oil, and beverage and industrial alcohol.  Additionally, corn is used in ethanol production.

The United States is the world’s leading producer and exporter of corn.  Approximately 85% of U.S. produced corn is sold domestically, while approximately 15% is exported.  Corn grain represented approximately 12 percent of all U.S. agricultural exports by value during 2008.
Besides the United States, other principal world corn exporters include Argentina and China.  Brazil, Ukraine, Romania, and South Africa also produce significant corn exports in certain years.

Standard Corn Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushel “mini-corn” Corn Futures Contracts also trade.  Three grades of corn are deliverable under CBOT Corn Futures Contracts:  Number 1 yellow, which may be delivered at 1.5 cents over the contract price; Number 2 yellow, which may be delivered at the contract price; and Number 3 yellow, which may be delivered at 1.5 cents under the contract price.  There are five months each year in which CBOT Corn Futures Contracts expire:  March, May, July, September and December.

The Fund’s Investments in Treasury Securities, Cash and Cash Equivalents

The Fund seeks to have the aggregate “notional” amount of the Corn Interests it holds approximate at all times the Fund’s aggregate NAV.  At any given time, however, most of the Fund’s investments will be in short-term Treasury Securities, cash and/or cash equivalents that support the Fund’s positions in Corn Interests.  For example, the purchase of a Corn Futures Contract with a stated or notional amount of $10 million would not require the Fund to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5%-10% of the notional amount, would be required.  To secure its Corn Futures Contract obligations, the Fund would deposit the required margin with the futures commission merchant and would separately hold its remaining assets through its Custodian in Treasury Securities, cash and/or cash equivalents.  Such remaining assets may be used to meet future margin payments that the Fund is required to make on its Corn Futures Contracts.  Other Corn Interests typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of the Fund’s assets dedicated to Other Corn Interests will also be held in Treasury Securities, cash and cash equivalents.

The Fund earns interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Custodian.  The Sponsor anticipates that the earned interest income will increase the Fund’s NAV.  The Fund applies the earned interest income to the acquisition of additional investments or uses it to pay its expenses.  If the Fund reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

Any Treasury Security and cash equivalent invested in by the Fund will have a remaining maturity of less than one year at the time of investment, or will be subject to a demand feature that enables that Fund to sell the security within one year at approximately the security’s face value (plus accrued interest).  Any cash equivalents invested in by the Fund will be rated in the highest short-term rating category by a nationally recognized statistical rating organization or will be deemed by the Sponsor to be of comparable quality.

Other Trading Policies of the Fund

Exchange For Risk

An “exchange for risk” transaction, sometimes refers to a “exchange for swap” or “exchange of futures for risk,” is a privately negotiated and simultaneous exchange of a futures contract position for a swap or other over-the-counter instrument on the corresponding commodity.  An exchange for risk can be used by the Fund as a technique to avoid taking physical delivery of corn, in that a counterparty will take the Fund’s position in a Corn Futures Contract into its own account in exchange for a swap that does not by its terms call for physical delivery.  The Fund will become subject to the credit risk of a counterparty when it acquires an over-the-counter position in an exchange for risk transaction.

Options on Futures Contracts

In addition to Corn Futures Contracts, there are also a number of options on Corn Futures Contracts listed on the CBOT.  These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market.  The Fund may purchase and sell (write) options on Corn Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Corn Futures Contract.  The Fund would make use of options on Corn Futures Contracts if, in the opinion of the Sponsor, such an approach would cause the Fund to more closely track its Benchmark or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in corn prices.

Liquidity

The Fund invests only in Corn Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Commodity Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming the Fund’s position.

Spot Commodities

While most futures contracts can be physically settled, the Fund does not intend to take or make physical delivery.  However, the Fund may from time to time trade in Other Corn Interests based on the spot price of corn.

Leverage

The Sponsor endeavors to have the value of the Fund’s Treasury Securities, cash and cash equivalents, whether held by the Fund or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under the Fund’s Corn Interests.

Borrowings

Borrowings are not used by the Fund unless it is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions.  The Fund does not plan to establish credit lines.

Pyramiding

The Fund does not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

The Service Providers

In its capacity as the Fund’s custodian, the Custodian holds the Fund’s Treasury Securities, cash and/or cash equivalents pursuant to a custodial agreement.  The Custodian is also the registrar and transfer agent for the Fund’s Shares.  In addition, the Custodian also serves as Administrator for the Fund, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of the Fund.  For these services, the Fund pays fees to the Custodian as set forth in the table below.

The Custodian’s principal business address is [address].  The Custodian is a [national banking association] regulated by [___________].

The Fund also employs ALPS Distributors, Inc. as Marketing Agent, which is further discussed under “Plan of Distribution”  The Fund pays the Marketing Agent’s fees as set forth in the table below.  In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Marketing Agent for distribution-related services in connection with the offering of Shares exceed ten percent (10%) of the gross proceeds of the offering.

The Marketing Agent’s principal business address is 1290 Broadway, Suite 1100, Denver, Colorado 80203.  The Marketing Agent is a broker-dealer registered with the Financial Industry Regulatory Authority and a member of the Securities Investor Protection Corporation.

Currently, Newedge USA, LLC (“Newedge”) serves as the Fund’s clearing broker to execute and clear the Fund’s futures transactions and provide other brokerage-related services.  Newedge USA’s affiliate, Newedge Alternative Strategies, Inc. (“NAST”), may execute foreign exchange or other over the counter transactions with the Fund as principal.  Newedge USA and NAST are subsidiaries of Newedge Group.  Newedge is a futures commission merchant and broker-dealer registered with the U.S. Commodity Futures Trading Commission and the U.S. Securities and Exchange Commission.  Newedge is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.  NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.

Newedge and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in San Francisco, California; New York, New York; Philadelphia, Pennsylvania; Kansas City, Missouri and Houston, Texas.

Prior to January 2, 2008, Newedge USA was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc.  On September 1, 2008, Newedge merged with future commission merchant and broker-dealer Newedge Financial Inc. (“NFI”) – formerly known as Calyon Financial Inc.  Newedge was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades.  NFI paid a $100,000 fine to NYMEX in connection with this settlement.

Other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of Newedge, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge, NAST or their principals in the past five years.

None of Newedge, NAST or any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or the offering of Shares, or given any guarantee as to the performance or any other aspect of the Fund.

Newedge is not affiliated with the Fund or the Sponsor.  Therefore, the Sponsor and the Fund do not believe that the Fund has any conflicts of interest with them or their trading principals arising from their acting as the Fund’s futures commission merchant.  While Sal Gilbertie, the President of the Sponsor, was previously employed by Newedge, he no longer receives any compensation from Newedge and will not receive any share of the commissions paid to Newedge by the Fund.

Currently, the Sponsor does not employ commodity trading advisors.  If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees, and reputation.

Fees to be Paid by the Fund

Fees and Compensation Arrangements with the Sponsor and Non-Affiliated Service Providers

Service Provider	Compensation Paid by the Fund
Teucrium Trading, LLC, Sponsor	1.00% of average net assets annually
____________, Custodian and Administrator

ALPS Distributors, Inc., Marketing Agent	0.10% of average net assets annually, with a minimum annual fee of $100,000
Newedge USA, LLC, Futures Commission Merchant and Clearing Broker	$4.00 per Corn Futures Contract purchase or sale

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis.  NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement.  The Administrator has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form.  The Administrator keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”).  The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement.  The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares.  Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC.  The global certificates evidence all of the Shares outstanding at any time.  Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares.  DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System.  Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows:  It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC.  Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares.  Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer.  DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC.  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, the Fund and each other series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series.  If any creditor or Shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or Shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally.  The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.  This limitation on liability is referred to as the Inter-Series Limitation on Liability.  The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally.  In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over any Fund.  Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor.  The Trustee does not provide custodial services with respect to the assets of the Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers.  Shares trade on the NYSE Arca under the ticker symbol “CORN.”  Shares are bought and sold throughout the trading day like other publicly traded securities.  When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.  Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Marketing Agent and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering.  The Fund will continuously offer Creation Baskets consisting of 100,000 Shares through the Marketing Agent, to Authorized Purchasers.  Kellogg Capital Group, LLC is expected to be the initial Authorized Purchaser.  It is expected that on the effective date, the initial Authorized Purchaser will purchase one or more initial Creation Baskets of 100,000 Shares at a price equal to $25.00.  The initial offering price of $25.00 was set as an appropriate and convenient price that would facilitate secondary market trading of Shares, and the Shares of the Fund acquired by the Sponsor in connection with its initial capital contribution were purchased at a price of $25.00 per Share.  All Authorized Purchasers pay a $1,000 fee for each order to create one or more Creation Baskets, regardless of the number of Creation Baskets in the order.

The Marketing Agent will receive, for its services as marketing agent to the Fund, a fee at an annual rate of 0.10% of the Fund’s average daily net assets, subject to a minimum annual fee of $100,000; provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Marketing Agent for distribution-related services in connection with this offering of Shares exceed 10 percent (10%) of the gross proceeds of this offering.  In exchange for its fees, the Marketing Agent will develop an overall sales and marketing plan for the Fund, supervise sales-related activities, and participate in field sales activities.  The Marketing Agent Agreement among the Marketing Agent, the Sponsor and the Trust calls for the Marketing Agent to provide a shared National Accounts Manager, shared external and internal wholesalers, and call center support for the Fund.  The Marketing Agent will also process orders for Creation Baskets and Redemption Baskets as described below under “Creation and Redemption of Shares.”

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA.  Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.  An Authorized Purchaser is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund.  An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public Shares of any baskets it does create.

As of the date of this prospectus, Kellogg Capital Group, LLC is the only expected Authorized Purchaser.  A list of Authorized Purchasers will be available from the Marketing Agent.  Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring.  Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act.  For example, the initial Authorized Purchaser will be a statutory underwriter with respect to the initial purchase of Creation Baskets.  In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares.  In this regard, the excess, if any, of the price at which an Authorized Purchaser sells a Share over the price paid by such Authorized Purchaser in connection with the creation of such Share in a Creation Basket may be deemed to be underwriting compensation.  In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.”  For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor expects any broker-dealers selling Shares will be members of FINRA.  Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

   The Flow of Shares

   Calculating NAV

The Fund’s NAV is calculated by:

•	Taking the current market value of its total assets, and

•	Subtracting any liabilities.

The Administrator will calculate the NAV of the Fund once each trading day.  It will calculate NAV as of  the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time.  The NAV for a particular trading day will be released after 4:15 p.m. New York time.

In determining the value of Corn Futures Contracts, the Administrator will use the CBOT closing price (typically 2:15 p.m. New York time).  The Administrator will determine the value of all other Fund investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time, in accordance with the current [Administrative Agency Agreement] among the Administrator, the Fund and the Sponsor.  The value of over-the-counter Corn Interests will be determined based on the value of the commodity or Futures Contract underlying such Corn Interest, except that a fair value may be determined if the Sponsor believes that the Fund is subject to significant credit risk relating to the counterparty to such Corn Interest.  Treasury Securities held by the Fund will be valued by the Administrator using values received from recognized third-party vendors (such as Reuters and [WM Company]) and dealer quotes.  NAV will include any unrealized profit or loss on open Corn Interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, NYSE Arca will calculate and disseminate throughout the trading day an updated “indicative fund value.”  The indicative fund value is calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Benchmark Component Futures Contracts.  Changes in the value of over-the-counter Corn Interests, Treasury Securities and cash equivalents will not be included in the calculation of indicative value.  For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV.  NAV is calculated only once at the end of each trading day.

The indicative fund value will be disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. New York time to 4:00 p.m. New York time.  The normal trading hours for Corn Futures Contracts on the CBOT are 10:30 a.m. New York time to 2:15 p.m. New York time.  This means that there is a gap in time at the beginning and the end of each day during which the Fund’s Shares are traded on the NYSE Arca, but real-time CBOT trading prices for Corn Futures Contracts traded on such Exchange are not available.  As a result, during those gaps there will be no update to the indicative fund value.

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines.  In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca.  Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value.  If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades.  For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust.  Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value and thus can be beneficial to all market participants.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets.  The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasury Securities and/or cash equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets.  Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants.  To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.  The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasury Securities and/or cash required for such creations and redemptions.  The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Shareholder or Authorized Purchaser.  Authorized Purchasers pay a transaction fee of $1,000 to the Sponsor for each order they place to create or redeem one or more baskets.  Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical corn and the Corn Interest markets.  Some Authorized Purchasers or their affiliates may from time to time buy or sell corn or Corn Interests and may profit in these instances.  The Sponsor believes that the size and operation of the corn market make it unlikely that Authorized Purchasers’ direct activities in the corn or securities markets will significantly affect the price of corn, Corn Interests, or the Fund’s Shares.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires.  Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations.  Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more baskets.  For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the CBOT or the New York Stock Exchange is closed for regular trading.  Purchase orders must be placed by 1:15 p.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasury Securities, cash or a combination of Treasury Securities and cash with the Trust, as described below.  Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order.  Authorized Purchasers may not withdraw a creation request.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasury Securities and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date.  The Sponsor determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in deposits to create baskets.  The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of Treasury Securities and/or cash by [noon] New York time on the [third] business day following the purchase order date.  Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date.

Because orders to purchase baskets must be placed by 1:15 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket.  The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent may reject a purchase order or a Creation Basket Deposit if:

•	it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;

•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

•	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Sponsor, Marketing Agent or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

None of the Sponsor, Marketing Agent or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets.  On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more baskets.  Redemption orders must be placed by 1:15 p.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent.  The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser.  By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund not later than [noon] New York time on the [third] business day following the effective date of the redemption order.  Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order.  An Authorized Purchaser may not withdraw a redemption order.

Determination of Redemption Distribution

The redemption distribution from the Fund will consist of a transfer to the redeeming Authorized Purchaser of an amount of Treasury Securities and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received.  The Sponsor, directly or in consultation with the Administrator, determines the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in distributions to redeem baskets.  The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Purchaser by [noon] New York time on the [third] business day following the redemption order date if, by [noon] New York time on such [third] business day, the Fund’s DTC account has been credited with the baskets to be redeemed.  If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received.  Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account by [noon] New York time on such next business day.  Any further outstanding amount of the redemption order shall be cancelled.  Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by [noon] New York time on the [third] business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or the CBOT is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the CBOT is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasury Securities is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders.  For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption.  If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified.  None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.  The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., one basket) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares and can deliver them.

Creation and Redemption Transaction Fee

To compensate the Sponsor for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $1,000 per order to create or redeem baskets, regardless of the number of baskets in such order.  The transaction fee may be reduced, increased or otherwise changed by the Sponsor.  The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets.  The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasury Securities and/or cash equal to the aggregate NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets.  Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions.  An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create.  Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Corn Futures Contract market and the market for Other Corn Interests.  The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.  Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices.  An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients.  Shares are expected to trade in the secondary market on the NYSE Arca.  Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share.  The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the Corn Futures Contract market and the market for Other Corn Interests.  While the Shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Corn Futures Contracts and Other Corn Interests may be reduced after the close of the CBOT at 2:15 p.m. New York time.  As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Use of Proceeds

The Sponsor will cause the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities.  The Sponsor will invest the Fund’s assets in Corn Futures Contracts and Other Corn Interests, short-term Treasury Securities, cash and cash equivalents.  When the Fund purchases Corn Futures Contracts and certain Other Corn Interests that are exchange-traded, the Fund will be required to deposit with the futures commission merchant on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Corn Interests at maturity.  This deposit is known as initial margin.  Counterparties in transactions in over-the-counter Corn Interests will generally impose similar collateral requirements on the Fund.  The Sponsor will invest the Fund’s assets that remain after margin and collateral is posted in short-term Treasury Securities, cash and/or cash equivalents.  Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with futures commission merchants or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

In general, the Fund expects that it will be required to post between 5% to 10% of the notional amount of a Corn Interest as initial margin when entering into such Corn Interest.  Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Corn Interests based on changes in the value of the Corn Interests.  Furthermore, ongoing collateral requirements with respect to over-the-counter Corn Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Corn Interest, and each party’s creditworthiness.  In light of the differing requirements for initial payments under exchange-traded and over-the-counter Corn Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time.  The Treasury Securities, cash and cash equivalents held by the Fund will constitute reserves that will be available to meet ongoing margin and collateral requirements.  All interest income will be used for the Fund’s benefit.

A futures commission merchant, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time.  Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The Fund’s assets will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates.  The Trust’s application of these policies involves judgments and actual results may differ from the estimates used.

The Sponsor has evaluated the nature and types of estimates that it will make in preparing the Fund’s financial statements and related disclosures once the Fund commences operations.  The Sponsor has determined that the valuation of Corn Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy.  While not currently applicable given the fact that the Fund is not currently involved in trading activities, the values which will be used by the Fund for futures contracts will be provided by the commodity broker who will use market prices when available, while over-the-counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date.  Values will be determined on a daily basis.

Liquidity and Capital Resources

The Fund does not anticipate making use of borrowings or other lines of credit to meet its obligations.  It is anticipated that the Fund will meet its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash, cash equivalents and/or the Treasuries Securities that it intends to hold at all times.  The Fund’s liquidity needs include: redeeming Shares, providing margin deposits for existing futures contracts or the purchase of additional futures contracts, posting collateral for over-the-counter Corn Interests, and payment of expenses, summarized below under “Contractual Obligations.”

The Fund will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash, cash equivalents and its investments in Treasuries Securities.  Trading activities for the Fund have not begun.  Once the Fund begins trading activities, it is anticipated that all of the net assets of the Fund will be allocated to trading in Corn Interests.  Most of the assets of the Fund will be held in Treasuries Securities, cash and/or cash equivalents that could or will be used as margin or collateral for trading in Corn Interests.  The percentage that such assets will bear to the total net assets will vary from period to period as the market values of the Corn Interests change.  Interest earned on interest-bearing assets of the Fund will be paid to the Fund.

The investments of the Fund in Corn Interests will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons.  For example, the CBOT limits the fluctuations in Corn Futures Contract prices during a single day by regulations referred to as “daily limits.”  During a single day, no trades may be executed at prices beyond the daily limit.  Once the price of a Corn Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit.  Such market conditions could prevent the Fund from promptly liquidating a position in Corn Futures Contracts.

To date, all of the expenses of the Trust and the Fund have been funded by Sponsor.  If the Fund is unsuccessful in raising sufficient funds to cover the expenses of the Fund and the Trust or in locating any other source of funding, the Fund may terminate and Shareholders may lose all or part of their investment.

Market Risk

Trading in Corn Interests such as Corn Futures Contracts will involve the Fund entering into contractual commitments to purchase or sell specific amounts of corn at a specified date in the future.  The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of the Fund since the Fund intends to close out any open positions prior to settlement.  As a result, the Fund should be subject only to the risk of loss arising from the change in value of the contracts, not from the need to make delivery under the contracts.  The Fund considers the “fair value” of their derivative instruments to be the unrealized gain or loss on the contracts.  The market risk associated with the commitment by the Fund to purchase a specific commodity will be limited to the aggregate face amount of the contacts held.

The exposure of the Fund to market risk will depend on a number of factors including the markets for corn, the volatility of interest rates and foreign exchange rates, the liquidity of the Corn Interest markets and the relationships among the contracts held by the Fund.  The lack of experience of the Sponsor in utilizing its model to trade in Corn Interests in a manner that tracks changes in the Benchmark, as well as drastic market occurrences, could ultimately lead to the loss of all or substantially all of a Shareholder’s investment.

Credit Risk

When the Fund enters into Corn Futures Contracts and other Corn Interests, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations.  The counterparty for the Corn Futures Contracts traded on the CBOT is the clearinghouse associated with the CBOT.  In general, clearinghouses are backed by their members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk.  Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions.  Unlike in the case of exchange-traded futures contracts, the counterparty to an over-the-counter Corn Interest contract is generally a single bank or other financial institution.  As a result, there will be greater counterparty credit risk in over-the-counter transactions.  There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to the Fund.

The Sponsor will attempt to manage the credit risk of the Fund by following certain trading limitations and policies.  In particular, the Fund intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Corn Interests it holds.  The Sponsor will implement procedures that will include, but will not be limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of the Fund to limit its credit exposure.

Any commodity broker for the Fund, when acting as the futures commission merchant in accepting orders to purchase or sell futures contracts on United States exchanges, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund all of the Fund’s assets that relate to domestic futures contract trading.  These commodity brokers are not allowed to commingle the assets of the Fund with the commodity broker’s other assets.  In addition, the CFTC requires commodity brokers to hold in a secure account the assets of the Fund related to foreign futures contract trading.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor the Fund has any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of the Fund.  While the Fund’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on the Fund’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of the Fund and pay its contractual obligations described below, the Fund will require liquidity to redeem Redemption Baskets.  The Fund intends to satisfy this obligation through the transfer of cash of the Fund (generated, if necessary, through the sale of Treasury Securities) in an amount proportionate to the number of units being redeemed, as described above under “Redemption Procedures.”

Contractual Obligations

The Fund’s primary contractual obligation will be with the Sponsor and certain other service providers.  The Sponsor, in return for its services, will be entitled to a management fee calculated as a fixed percentage of the Fund’s NAV, currently 1.00% of its average net assets.  The Fund will also be responsible for all ongoing fees, costs and expenses of its operation, including (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund after the time any Shares have begun trading on NYSE Arca; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with client relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

While the Sponsor has agreed to pay registration fees to the SEC, FINRA or any other regulatory agency or exchange in connection with the offer and sale of the Shares offered through this prospectus, the legal, printing, accounting and other expenses associated with such registrations, and the initial fee of $5,000 for listing the Shares on the NYSE Arca, the Fund will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of Shares of the Fund in excess of those offered through this prospectus.

Each Fund pays its own brokerage and other transaction costs.  The Fund will pay fees to futures commission merchants in connection with its transactions in futures contracts.  Futures commission merchant fees are estimated to be 0.06% annually for the Fund.  In general, transaction costs on over-the-counter Corn Interests and on Treasuries and other short-term securities will be embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated.  Other expenses to be paid by the Fund are estimated to be [___%] for the twelve-month period ending ______, 2010, though this amount may change in future years.  The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

Any general expenses of the Trust will be allocated among the Fund and any other series of the Trust as determined by the Sponsor in its sole and absolute discretion.  The Trust is also responsible for extraordinary expenses, including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto.  The Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Administrator under certain circumstances.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as the Fund’s NAV and trading levels to meet their investment objectives will not be known until a future date.  These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of the Fund’s existence.  The parties may terminate these agreements earlier for certain reasons listed in the agreements.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust.  The Trust and the Fund will continue to exist until terminated in accordance with the Trust Agreement.  The Sponsor’s authority includes, without limitation, the right to take the following actions:

•
To enter into, execute, deliver and maintain contracts, agreements and any other documents as may be in furtherance of the Trust’s purpose or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

•
To establish, maintain, deposit into, sign checks and otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes;

•
To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

•	To pay or authorize the payment of distributions to the Shareholders and expenses of the Fund;

•	To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and

•	In its sole discretion, to determine to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary for the benefit of the Trust and the Shareholders;

•
Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

•
Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Purchaser submitting a purchase order;

•
Receive from Authorized Purchasers and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, Shares corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository; and

•	Delegate duties to one or more Administrators, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person.  A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series.  All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series.  The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to all Shareholders and the Trustee.  If the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding a majority (over 50%) of the Trust’s Shares (not including Shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor.  The successor Sponsor will continue the business of the Trust.  Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Shares it acquired through its initial capital contribution to the Fund at their NAV per Share.  If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution), to vote on any matter with respect to which Shareholders have a right to vote under the Trust Agreement.  The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place.  When the meeting is being requested by Shareholders, the notice of the meeting shall be mailed or transmitted within 45 days after receipt of the written request from Shareholders.  Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting.  Shareholders may vote in person or by proxy at any such meeting.  Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken.  Such written consents shall be treated for all purposes as votes at a meeting.  If the vote or consent of any Shareholder to any action of the Trust, the Fund or any Shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in accordance with the Trust Agreement.

Voting Rights

Shareholders have very limited voting rights.  Specifically, the Trust Agreement provides that Shareholders holding Shares representing at least a majority (50%) of the Trust’s outstanding Shares (excluding Shares acquired by the Sponsor in connection with its initial capital contribution) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption.  In addition, Shareholders holding Shares representing seventy-five percent (75%) of the Trust’s outstanding Shares (excluding Shares acquired by the Sponsor in connection with its initial capital contribution) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.  Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his share of the Fund’s assets.  The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or the Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the Fund and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund and no recourse may be had with respect to the personal property of a Shareholder for satisfaction of any obligation or claim.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, officers and employees, do not devote their time exclusively to the Fund.  Under the organizational documents of the Sponsor, Mr. Sal Gilbertie and Mr. Dale Riker are obligated to use commercially reasonable efforts to manage the Sponsor, devote such amount of time to the Sponsor as would be consistent with their roles in similarly placed commodity pool operators, and remain active in managing the Sponsor until they are no longer managing members of the Sponsor or the Sponsor dissolves.  Notwithstanding these obligations, the Sponsor’s principals may be directors, officers or employees of other entities, and may manage assets of other entities through the Sponsor or otherwise.  They could have a conflict between their responsibilities to the Fund on the one hand and to those other entities on the other.  While the Fund is currently the only commodity pool managed by the Sponsor and its personnel, the Sponsor may establish additional pools in the future, particularly if the Fund is successful.  The Sponsor believes that it currently has sufficient personnel, time, and working capital to discharge its responsibilities to the Fund in a fair manner and that these persons’ conflicts should not impair their ability to provide services to the Fund.

The Sponsor and its principals, officers and employees may trade futures and related contracts for their own accounts.  Shareholders will not be permitted to inspect the trading records of such persons or any written policies of the Sponsor related to such trading.  A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund.  A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests.  Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor may in the future serve as the Sponsor or investment adviser to commodity pools other than the Fund.  The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other pools it manages.  In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises.  This potential indemnification will cause the Sponsor’s assets to decrease.  If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund.  The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund.  Neither the Fund nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits derived from such business ventures.  The pursuit of such business ventures, even if competitive with the activities of the Fund, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Interests of Named Experts and Counsel

The Sponsor has employed Sutherland Asbill & Brennan LLP to prepare this prospectus.  Neither the law firm nor any other expert hired by the Fund to give advice on the preparation of this offering document have been hired on a contingent fee basis.  Nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodian, Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws.  The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.  Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at 232 Hidden Lake Road, Building A,  Brattleboro, Vermont 05301, or at the offices of the Administrator located at [address], or such office, including of an administrative agent, as it may subsequently designate upon notice.  The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations.  In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Analysis of Critical Accounting Policies

The Fund’s critical accounting policies are set forth in the financial statements that are incorporated by reference in this prospectus prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following:  (i) Fund trades are accounted for on a trade-date basis and marked to market on a daily basis; (ii) the difference between the cost and market value of Corn Interests is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; and (iii) earned interest income, as well as the fees and expenses of the Fund, are recorded on an accrual basis.  The Sponsor believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to DTC Participants for distribution to Shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly reports to the Fund’s website (www.teucriumcornfund.com). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website www.teucriumcornfund.com.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select.  The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request.  The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for the Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

[The Administrator, [address and telephone number] as representative of the Trust and the Fund, will provide tax information in accordance with applicable U.S. Treasury Regulations relating to information reporting with respect to widely held fixed investment trusts.  Persons treated as middlemen for purposes of these regulations may obtain tax information regarding the Fund from the Administrator or from the Fund’s website, www.teucriumcornfund.com.]

Fiscal Year

The fiscal year of the Fund is the calendar year.  The Sponsor may select an alternate fiscal year at a later date.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, the Fund and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware.  Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or the Fund.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them.  This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Sutherland Asbill & Brennan LLP has been retained to advise the Trust and the Sponsor with respect to the Shares being offered hereby and will pass upon the validity of the Shares being issued hereunder.  Sutherland Asbill & Brennan LLP has also provided the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

Rothstein Kass, an independent registered public accounting firm, has audited the financial statements of the Trust as of _______, 2009 and the Sponsor as of ______, 2009.

Privacy Policy

The Trust and the Sponsor collect certain nonpublic personal information about investors from the information provided by them in certain documents, as well as in the course of processing transaction requests.  None of this information is disclosed except as necessary in the course of processing creations and redemptions and otherwise administering the Trust (and then only subject to customary undertakings of confidentiality) or as required by law.  The Trust and the Sponsor restrict access to the nonpublic personal information they collect from investors to those employees and service providers who need access to this information to provide services relating to the Trust to investors.  The Trust and the Sponsor each maintain physical, electronic and procedural controls to safeguard this information.  These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. A copy of the current Privacy Policy can be provided on request and is provided to investors annually.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund, and the U.S. federal income tax treatment of the Fund, as of the date hereof.  This discussion is applicable to a Shareholder who purchases Shares in the offering to which this prospectus relates, including a Shareholder who purchases Shares from an Authorized Purchaser.  Except where noted otherwise, it deals only with Shares held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, traders in securities or commodities that elect to use a mark-to-market method of accounting, or holders of Shares whose “functional currency” is not the U.S. dollar.  Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of Sutherland Asbill & Brennan LLP (“Sutherland”), counsel to the Trust, that the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) will be as described in the following paragraphs.  In rendering its opinion, Sutherland has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor.  This opinion is not binding on the Internal Revenue Service (“IRS”).  No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust.  If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.  A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder.  If a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAXES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law.  Although the matter is not free from doubt, assuming full compliance with the terms of the Trust Agreement and other relevant documents and notwithstanding the Trust’s organization as a trust under state law, the Fund will be treated as a partnership that is a “publicly traded partnership” for U.S. federal income tax purposes.  Under the Code, an entity classified as a partnership that is deemed to be a “publicly traded partnership” is generally taxable as a corporation for federal income tax purposes.  The Code provides an exception to this general rule for a partnership not registered under the Investment Company Act of 1940 whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (the “qualifying income exception”).  For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends.  In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities.  The Trust and the Sponsor have represented the following to Sutherland:

•	At least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

•	The Fund is organized and will be operated in accordance with its governing documents and applicable law;

•	The Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Sutherland is of the opinion that the Fund will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes.  The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it meets the qualifying income exception on a continuing basis.  No assurance can be given that the Fund’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception.  Sutherland will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the Fund could be required to pay over amounts determined by the IRS), the Fund would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates.  In that event, Shareholders would not report their share of the Fund’s income or loss on their returns.  In addition, any distributions to Shareholders would not be deductible by the Fund but would be treated as dividends to the extent of the Fund’s current and accumulated earnings and profits.  To the extent a distribution exceeded the Fund’s earnings and profits, it would be treated as a return of capital up to the amount of a Shareholder’s basis in its Shares and thereafter as gain from the sale of Shares.  Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income.  No U.S. federal income tax is paid by the Fund on its income.  Instead, the Fund files annual information returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of the Fund.  For example, Shareholders must take into account their share of ordinary income realized by the Fund from accruals of interest on Treasury Securities and other investments, and their share of capital gain from Corn Futures Contracts and Other Corn Interests.  These items must be reported without regard to the amount (if any) of cash or property the Shareholder receives as a distribution from the Fund during the taxable year.  Consequently, a Shareholder may be allocated income or gain by the Fund but receive no cash distribution with which to pay its tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.  Because the Sponsor currently does not intend to make distributions, it is likely that in any year the Fund realizes net income and/or gain that a U.S. Shareholder will be required to pay taxes on its allocable share of such income or gain from sources other than Fund distributions.

Allocations of the Fund’s Profit and Loss.  Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.”  An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.  Subject to the discussion below, allocations pursuant to the Trust Agreement should be considered to have substantial economic effect.

In situations where partnership interests are transferred during a taxable year, the Code generally requires that partnership tax items be allocated between the transferor and transferee using an interim closing of the books or a daily proration method.  The Fund intends to use an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and realized and unrealized gains and losses for the month.  The tax items for a particular month will then be allocated among the holders of Shares in proportion to the number of Shares owned by them during the month (the “monthly allocation convention”).  For this purpose, a person owning a Share at the start of business on the first trading day of a month will be treated as owning that Share for the entire month.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund generally will credit or debit the “book” capital accounts of existing Shareholders with any unrealized gain or loss, respectively, with respect to Fund assets.  For this purpose, the Fund will apply a monthly convention under which unrealized gain or loss is computed based on the lowest fair market value of the Fund’s assets during the month in which Shares are issued or redeemed, rather than the value at the time of issuance or redemption.  The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse section 704(c) allocations”).

The Sponsor believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with Shareholders’ interests in the Fund for federal income tax purposes.  The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a method permitted under recently proposed Treasury Regulations.  It is possible that the IRS could successfully challenge the Fund’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a Shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected.  The Sponsor is authorized to revise our allocation method to conform to any method permitted under future Treasury Regulations.

The conventions used by the Fund in making tax allocations may cause a Shareholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its Shares.  This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent.  For example, a Shareholder could be allocated income accruing before it purchased its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares”, below).  On a subsequent disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election.  The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS.  The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets.  The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest.  Depending on the price paid for Shares and the tax bases of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable.  In order to make the appropriate basis adjustments in a cost effective manner, the Fund will use certain simplifying conventions and assumptions.  In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to make adjustments to basis.  It is possible the IRS will successfully assert that the conventions and assumptions and require different basis adjustments to be made, which could adversely affect some Shareholders.

Section 1256  Contracts.  Under the Code, special rules apply to instruments constituting “section 1256 contracts.”  A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange.  Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”).   In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 treatment”).

Many of the Fund’s Corn Futures Contracts and some its Other Corn Interests will qualify as “section 1256 contracts” under the Code.  Pursuant to the monthly allocation convention, gain or loss on realized through disposition, termination or marking-to-market of section 1256 contracts held by the Fund will be treated as subject to 60-40 treatment.

Limitations on Deductibility of Losses and Certain Expenses.  A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities.  In general, the amount at risk will be a Shareholder’s invested capital.  Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income.  Unused capital losses can be carried forward and used to offset capital gains in future years.  In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations.  Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year.  Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses the Fund incurs constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.”  Investment interest expense of a Shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account.  Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that the Fund allocates losses or expenses to Shareholders that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares.  As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss.  As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares.  Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on your ability to deduct your allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

 A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return.  A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase.  In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder.  For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder.  Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns.  As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold.  Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.  If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution.  Any cash distributions in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares.

Constructive Termination of the Partnership.  The Fund will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its Shares within a 12-month period.  A termination would result in the closing of the Fund’s taxable year for all Shareholders.  In the case of a Shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination.  We would be required to make new tax elections after a termination.  A termination could result in tax penalties if we were unable to determine that the termination had occurred.  Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold.  A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any Fund debt outstanding.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss.  A special election is available under the Treasury Regulations that will allow Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss.  It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold.  If a Shareholder fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold.  Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold.  The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund.  The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case —

•	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

•	any of UGA’s income, gain, loss or deduction allocable to those Shares during the period of the loan will not be reportable by the Shareholder for tax purposes; and

•	any distributions the Shareholder receives with respect to the Shares will be fully taxable, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other Tax Matters

Information Reporting.  We report tax information to the beneficial owners of Shares.  Shareholders are treated as partners for federal income tax purposes.  The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes.  On the basis of such ruling, except as otherwise provided herein, we treat the following persons as partners for federal income tax purposes: (1) assignees of Shares who are pending admission as limited partners, and (2) Shareholders whose Shares are held in street name or by another nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their Shares.  The Trust will furnish Fund Shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their tax returns.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.  Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account.  A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report such information to the Trust.  The nominee is required to supply the beneficial owner of the Shares with the information furnished to the Trust.

Partnership Audit Procedures.  The IRS may audit the federal income tax returns filed by the Fund.  Adjustments resulting from any such audit may require each Shareholder to adjust a prior year’s tax liability and could result in an audit of the Shareholder’s own return.  Any audit of a Shareholder’s return could result in adjustments of non-partnership items as well as Fund items.  Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings.  The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the Shareholders.  The Code provides for one Shareholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings.  The Trust Agreement appoints the Sponsor as the tax matters partner of the Fund.

Tax Shelter Disclosure Rules.  In certain circumstances the Code and Treasury Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return.  In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request.  These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits.  They could require disclosure by the Trust or Shareholders (1) if a Shareholder incurs a loss in excess a specified threshold from a sale or redemption of its Shares, (2) if the Fund engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances.  While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid.  In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements.  Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations.  Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”).  Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business.  If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business).  Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI.  Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition).  Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable.  The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year.  The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future.  In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The federal tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization.  The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS.  An exempt organization Shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies.  Under recently enacted legislation, interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status.  A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership.  The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis.  The Fund expects to be a qualified publicly traded partnership in each of its taxable years.  However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income.  The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”).  The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”).  FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence.  In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return.  Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 35% for both individual and corporate Shareholders.

Withholding on Allocations and Distributions.  The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year.  Classifying an activity by a partnership as an investment or an operating business is a factual determination.  Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities.  This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place.  Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund do not result in the Fund being engaged in a trade or business within in the United States.  However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 35%) on allocations of our income to Non-U.S. Shareholders.  A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability.  Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income.  Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form.  In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of the Fund’s interest income will qualify as “portfolio interest.”  In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).  If a Non-U.S. Shareholder fails to provide a properly completed Form W-8BEN, the Sponsor may request that the Non-U.S. Shareholder provide, within 15 days after the request by the Sponsor, a properly completed Form W-8BEN.  If a Non-U.S. Shareholder fails to comply with this request, the Shares owned by such non-U.S. Shareholder will be subject to redemption.

Gain from Sale of Shares.  Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year.  In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders.  In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%.  The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business.  This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Prospective Non-U.S. Shareholders should consult their tax advisor with regard to these and other issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all taxable distributions payable to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect.  Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Other Tax Considerations

In addition to federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside.  Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund.  It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.  Sutherland has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both.  This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund.  Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof.  This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors.  The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which Shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio.  Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code.  Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security.  If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)
either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances.  In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Shares.  The Sponsor believes that the Shares therefore constitute publicly-offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan.  In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules.  For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement.  If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA.  Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA.  Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA.  For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption.  Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans.  Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them.  These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above.  In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan.  The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares.  You should rely only on the information contained in this prospectus or any applicable prospectus supplement.  None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement.  Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions.  The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act.  This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.  Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is www.teucriumcornfund.com.  The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.  The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.  The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act.  The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-

Statement of Financial Condition as of [ ]	F-

Notes to Statement of Financial Condition	F-

[Financial Statements to be added by amendment]

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: [Administrator]

Authorized Purchaser:  One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark:  A weighted average of daily changes in the closing settlement prices of (1) the second-to-expire Corn Futures Contract traded on the Chicago Board of Trade (“CBOT”), weighted 35%, (2) the third-to-expire CBOT Corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of third-to-expire contract, weighted 35%, less the Fund’s expenses.

Benchmark Component Futures Contracts:  The three Corn Futures Contracts that at any given time make up the Benchmark.

Business Day:  Any day other than a day when any of the NYSE Arca, the CBOT or the New York Stock Exchange is closed for regular trading.

CFTC:  Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Chicago Board of Trade (CBOT):  The primary exchange on which Corn Futures Contracts are traded in the U.S.  The Fund expressly disclaims any association with the CBOT or endorsement of the Fund by the CBOT and acknowledges that “CBOT” and “Chicago Board of Trade” are registered trademarks of such exchange.

Code: Internal Revenue Code.

Commodity Pool:  An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO:  Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Corn Futures Contracts:  Futures contracts for corn that are traded on the CBOT or foreign exchanges.

Corn Interests:  Corn Futures Contract and Other Corn Interests.

Creation Basket:  A block of 100,000 Shares used by the Fund to issue Shares.

Custodian:  [Custodian]

DTC:  The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant:  An entity that has an account with DTC.

DTEF:  A derivatives transaction execution facility.

Exchange Act:  The Securities Exchange Act of 1934.

Exchange for Risk:  A privately negotiated and simultaneous exchange of a futures contract position for a swap or other over-the-counter instrument on the corresponding commodity.

FINRA:  Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Indirect Participants:  Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC):  A type of business ownership combining several features of corporation and partnership structures.

Margin:  The amount of equity required for an investment in futures contracts.

NAV:  Net Asset Value of the Fund.

NFA:  National Futures Association.

NSCC:  National Securities Clearing Corporation.

1933 Act:  The Securities Act of 1933.

Option:  The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Corn Interests:  Other corn-related investments such as cash-settled options on Corn Futures Contracts, swaps contracts and forward contracts relating to corn, and over-the-counter transactions that are based on the price of corn, Corn Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative:  A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Redemption Basket:  A block of 100,000 Shares used by the Fund to redeem Shares.

SEC:  Securities and Exchange Commission.

Secondary Market:  The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders:  Holders of Shares.

Shares:  Common units representing fractional undivided beneficial interests in the Fund.

Sponsor:  Teucrium Trading, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund.

Spot Contract:  A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Contract:  An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error:  Possibility that the daily NAV of the Fund will not track the Benchmark.

Treasury Securities:  Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust Agreement:  The Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of [                 ], 2009.

Valuation Day:  Any day as of which the Fund calculates its NAV.

You:  The owner of Shares.

[This page intentionally left blank.]

STATEMENT OF ADDITIONAL INFORMATION

TEUCRIUM CORN FUND

This statement of additional information is the second part of a two part document.  The first part is the Fund’s disclosure document.  The disclosure document and this statement of additional information are bound together, and both parts contain important information.  This statement of additional information should be read in conjunction with the disclosure document.  Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 15.

This statement of additional information and accompanying disclosure document are both dated [date], 2010.

TEUCRIUM CORN FUND
TABLE OF CONTENTS

Page

The Commodity Interest Markets	100
Potential Advantages of Investment	111

The Commodity Interest Markets

General

The Commodity Exchange Act or CEA governs the regulation of commodity interest transactions, markets and intermediaries.  In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade.  The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction.  In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization.  Information regarding commodity interest transactions, markets and intermediaries, and their associated current regulatory environment, is provided below.  Legislative and regulatory changes relating to the information set forth below are currently being discussed, so such information is subject to change.

Futures Contracts

A futures contract such as a Corn Futures Contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place.  Futures contracts are traded on a wide variety of physical and financial commodities, including agricultural products, bonds, stock indices, interest rates, currencies, energy and metals.  The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery.  The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.  Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market.  Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions.  The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Options on Futures Contracts

Options on futures contracts are standardized contracts traded on an exchange.  An option on futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest.  The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised.  Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option.  The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

A call option is said to be in-the-money if the strike price is below current market levels and out-of-the-money if the strike price is above current market levels.  Conversely, a put option is said to be in-the-money if the strike price is above the current market levels and out-of-the-money if the strike price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest.  Some options, however, expire significantly in advance of such date.  The purchase price of an option is referred to as its premium, which consists of its intrinsic value (which is related to the underlying market value) plus its time value.  As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity.  An option that is out-of-the-money and not offset by the time it expires becomes worthless.  On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others all unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium.  The option buyer deposits his premium with his broker, and the money goes to the option seller.  Option sellers, on the other hand, face risks similar to participants in the futures markets.  For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract.  Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Over-the-Counter Contracts (Forward Contracts and Swaps)

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract.  Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts.  Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved.  Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange.  If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date.  Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date.  In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges.  The forward markets are largely unregulated.  Forward contracts are, in general, not cleared or guaranteed by a third party.  Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties.  In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap.  Like forward contracts, swap contracts are principally traded off-exchange.  Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments.  Swaps do not generally involve the delivery of underlying assets or principal.  Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make.  In some swap transactions one or both parties may require collateral deposits from the counterparty to support that counterparty’s obligation under the swap agreement.  If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive less to any collateral deposits it is holding.

As the result of the CFMA, over-the-counter derivative instruments such as forward contracts and swap agreements (and options on forwards and physical commodities) may begin to be traded on lightly-regulated exchanges or electronic trading platforms that may, but are not required to, provide for clearing facilities.  (Exchanges and electronic trading platforms on which over-the-counter instruments may be traded and the regulation and criteria for that trading are more fully described below under “Futures Exchanges and Clearing Organizations.”)  While derivative instruments based on agricultural commodities such as corn generally are not eligible to rely on the CFMA exemptions, the CFTC has recently issued an order that permits certain privately-negotiated agricultural swap contracts, including corn swaps, to be cleared through the CBOT.  Absent a clearing facility, trading in forward contracts and swap agreements is exposed to the creditworthiness of the counterparties on the other side of the trades.  In contrast, where a clearing facility is present, a market participant can look to the clearing facility to guarantee the counterparty’s performance, which effectively eliminates counterparty risk as a concern in entering into derivative instruments.

Options on Forward Contracts or Commodities

Options on forward contracts or commodities operate in a manner similar to options on futures contracts.  An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity.  However, similar to forward contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market.  Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.  As a result of certain regulatory limitations, options on forward contracts and other over-the-counter options relating to agricultural commodities such as corn may not be generally available in United States markets.

Participants

The two broad classes of persons who trade commodities are hedgers and speculators.  Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities.  Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract.  For example, if a hedger contracts to physically sell the commodity at a future date, he may simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity.  At the time for performance of the physical contract, the hedger may accept delivery under his futures contract and sell the commodity quantity as required by the physical contract or he may buy the actual commodity, sell it under the physical contract and close out his futures contract position by making an offsetting sale.

The commodity interest markets enable the hedger to shift the risk of price fluctuations.  The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading.  However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have if they did not enter into a commodity interest transaction if current market prices are lower than the locked-in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity.  Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities.  The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid.  Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date.  A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

Futures Exchanges and Clearing Organizations

Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants.  Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms.  Members of a particular exchange and the trades executed on such exchange are subject to the rules of that exchange.  Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members.  Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and execution and clearing fees.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility.  Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade.  Thereafter, each clearing member party to the trade looks only to the clearing organization for performance.  The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that is intended to enable the clearing organization to meet its obligations with regard to the other side of an insolvent clearing member’s contracts.  Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that its members will be able to fulfill their contractual obligations.  Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own customers, their clearing broker and the clearing organization.  The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers.

U.S. Futures Exchanges

Futures exchanges in the United States are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

A designated contract market is the most highly regulated level of futures exchange.  Designated contract markets may offer products to retail customers on an unrestricted basis.  To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, minimization of conflicts of interest and protection of market participants, position limits and dispute resolution procedures.  Among the principal designated contract markets in the United States are the CBOT, the Chicago Mercantile Exchange and the New York Mercantile Exchange.  Each of the designated contract markets in the United States must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations.  DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation.  In addition, certain commodity interests excluded or exempt from the CEA, such as swaps, may be traded on a DTEF.  There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency.  However, if futures contracts and options on futures contracts traded on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

An exempt board of trade is also a newly designated form of exchange.  An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority.  An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market.  All traders on an exempt board of trade must qualify as eligible contract participants.  Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures.  There is no requirement that an exempt board of trade use a clearing organization.  However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization.  A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

An electronic trading facility is a new form of trading platform that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility.  The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority.  In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures, but not physical commodities.

The Sponsor intends to monitor the development of and opportunities and risks presented by the new less-regulated exchanges and exempt boards as well as other trading platforms currently in place or that are being considered by regulators and may, in the future, allocate a percentage of the Fund’s assets to trading in products on these exchanges. Provided the Fund maintains assets exceeding $5 million, the Fund would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges

Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts.  Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator.  In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or a clearing organization does not become substituted for any party.  Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions.  Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade.  Trading on non-U.S. exchanges is often in the currency of the exchange’s home jurisdiction.  Consequently, if it enters into transactions on these non-U.S. exchanges, the Fund would be subject to the additional risk of fluctuations in the exchange rate between such currency and the U.S. dollar and the possibility that exchange controls could be imposed in the future.  Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Fund to additional risks.

Accountability Levels and Position Limits

The CFTC and U.S. designated contract markets have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than a hedger, which the Fund is not) may hold, own or control.  In contrast to position limits, accountability levels are not fixed ceilings, but rather thresholds above which an exchange may exercise greater scrutiny and control over an investor including by imposing position limits.  Among the purposes of accountability levels and position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders.  The position limits currently established by the CFTC apply to certain agricultural commodity interests, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes.  Specifically, the CFTC’s position limits for corn future contracts are 600 spot month contracts, 13,500 contracts expiring in any other single month, and 22,000 contracts for all months.  In addition, U.S. exchanges may set accountability levels and position limits for all commodity interests traded on that exchange.  The CBOT has not set any accountability levels for Corn Futures Contracts.  Certain exchanges or clearing organizations also set limits on the total net positions that may be held by a clearing broker.  In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which the Fund and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy.  The Fund’s commodity interest positions will not be attributable to Shareholders for purposes of determining whether those Shareholders have exceeded applicable accountability levels and position limits.

Daily Price Limits
Most U.S. futures exchanges (but generally not non-U.S. exchanges) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single trading period by regulations.  These regulations specify what are referred to as daily price fluctuation limits or more commonly, daily limits.  The daily limits establish the maximum amount that the price of a futures or option on a futures contract may vary either up or down from the previous day’s settlement price.  In general, the Chicago Board of Trade daily limit for corn futures contracts is $0.30 per bushel ($1,500 per contract).  Once the daily limit has been reached in a particular futures or option on a futures contract, no trades may be made at a price beyond the limit.  Positions in the futures or options contract may then be taken or liquidated, if at all, only if traders are willing to effect trades at or within the limit.  Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions.  Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.  The concept of daily price limits is not relevant to over-the-counter contracts, including forwards and swaps, and thus such limits are not imposed by banks and others who deal in those markets.

Commodity Prices

Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events.  Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to predict reliably commodity prices.

Regulation

Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or electronic trading facility.  Derivatives clearing organizations are also subject to the CEA and CFTC regulation.  The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges.  The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets.  In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities.  Under the CEA, a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons.  In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators.  Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate.  The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances.  Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement.  Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors.  If a trading advisor’s commodity trading advisor registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Fund.

The CEA requires all futures commission merchants, such as the Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC.  The CFTC has similar authority over introducing brokers, who are persons that solicit or accept orders for commodity interest trades but that do not accept margin deposits for the execution of trades.  The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA.  The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The Fund’s investors are afforded prescribed rights for reparations under the CEA.  Investors may also be able to maintain a private right of action for violations of the CEA.  The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association.  At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges.  The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers.  The Sponsor, any trading advisor, the selling agents and the clearing brokers will be members of the NFA.  As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection.  Neither the Trust nor the Fund is itself required to become a member of the NFA . As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules.  The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives.  The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement.  Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law.  The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions.  As mentioned above, this regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members.  Under the CFMA, commodity interest trading in some commodities between sophisticated persons may be traded on a trading facility not regulated by the CFTC.  As a general matter, trading in spot contracts, forward contracts, options on forward contracts or commodities, or swap contracts between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated.  The Sponsor may engage in those transactions on behalf of the Fund in reliance on this exclusion from regulation.  Although U.S. banks that may act as the Fund’s counterparties in commodity interest transactions are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the commodity interest markets.

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the United States. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the United States.

Commodity Margin

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts.  A margin deposit is like a cash performance bond.  It helps assure the trader’s performance of the futures contracts that he or she purchases or sells.  Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract.  Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation.  As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin.  In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.  Brokerage firms, such as the Fund’s clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves.  Over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full.  When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option.  The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly.  Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker.  When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker.  If the margin call is not met within a reasonable time, the broker may close out the trader’s position.  With respect to the Fund’s trading, the Fund (and not its Shareholders personally) is subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Potential Advantages of Investment

The Advantages of Non-Correlation

Given that historically, the price of corn and of Corn Futures Contracts and Other Corn Interests has had very little correlation to the stock and bond markets, the Sponsor believes that the performance of the Fund should also exhibit little correlation with the performance of traditional equity and debt portfolio components.  However, non-correlation does not mean that the Fund’s performance will be better than that of other types of investment, and it is entirely possible that the Fund may not outperform other sectors of an investor’s portfolio, or may produce losses.  Additionally, although adding the Fund’s Shares to an investor’s portfolio may provide diversification, the Fund is not a hedging mechanism vis-a-vis traditional debt and equity portfolio components and you should not assume that Fund Shares will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance.  Negative correlation occurs when the performance of two asset classes tend to move in opposite direction to each other.  Non-correlation means only that the Fund’s performance will likely have little relation to the performance of equity and debt instruments, reflecting that certain factors that affect equity and debt prices may affect the Fund differently and that certain factors that affect equity and debt prices may not affect the Fund at all.  The Fund’s net asset value per share may decline or increase more or less than equity and debt instruments during periods of both rising and falling equity and debt markets.  The Sponsor does not expect that the Fund’s performance will be negatively correlated to general debt and equity markets.

Interest Income

Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense.  Rather, the Fund’s margin deposits and cash reserves are maintained in Treasury Securities and interest is earned on 100% of the Fund’s available assets, which include unrealized profits credited to the Fund’s accounts.

PART II

Information Not Required in the Prospectus

Item 13.       Other Expenses of Issuance and Distribution

      Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount

SEC registration fee (actual)	$139.50
NYSE Arca Listing Fee	$5,000
FINRA filing fees	$750
Blue Sky expenses	n/a
Auditor’s fees and expenses	$25,000
Legal fees and expenses	$425,000
Printing expenses	$50,000
Miscellaneous expenses	n/a
Total	$505,139.50

Item 14.       Indemnification of Directors and Officers

The Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates.  All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

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Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15.       Recent Sales of Unregistered Securities

      On September 11, 2009, the Sponsor made a $100.00 capital contribution to the Trust and acquired four shares of the Fund in connection therewith.  Such shares were sold in a private offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 16.       Exhibits and Financial Statement Schedules

      (a) Exhibits

3.1*	Initial form of Declaration of Trust and Trust Agreement of the Registrant.

3.2*	Certificate of Trust of the registrant.

5.1**	Form of opinion of Sutherland Asbill & Brennan LLP relating to the legality of the Shares.

8.1**	Form of opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

10.1***	Form of Initial Authorized Purchaser Agreement.

10.2**	Form of Marketing Agent Agreement

10.3***	Form of Custodian Agreement.

10.4***	Form of Administration Agreement.

23.1**	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1).

23.2***	Consent of Independent Registered Public Accounting Firm.

*	Incorporated by reference to the corresponding exhibit of the Registration Statement filed on September 21, 2009.
**	Filed Herewith.
***	To Be Filed By Amendment.

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      (b) Financial Statement Schedules

      The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.       Undertakings

      (a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunder duly authorized, in the town of Easton, state of Connecticut, on December 3, 2009.

Teucrium Commodity Trust

By:	Teucrium Trading, LLC, Sponsor

By:	/s/ Sal Gilbertie December 3, 2009
Name:	Sal Gilbertie
Title:	President, Principal Executive Officer and Member

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

In his own capacity as President/Principal Executive Officer/Member of the
/s/ Sal Gilbertie	Sponsor, and as Attorney-In-Fact	December 3, 2009
Sal Gilbertie

Treasurer/Principal Financial Officer/Principal
*	Accounting Officer/Member of the Sponsor	December 3, 2009
Dale Riker

*	Secretary/Member of the Sponsor	December 3, 2009
Carl N. Miller III

* Signed by Sal Gilbertie pursuant to a power of attorney signed by each of the persons noted above and filed as part of this Registration Statement on Form S-1 filed on September 21, 2009.

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EXHIBIT INDEX

5.1	Form of opinion of Sutherland Asbill & Brennan LLP relating to the legality of the Shares.

8.1	Form of opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

10.2	Form of Marketing Agent Agreement

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